UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
THE TIMBERLAND COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

THE TIMBERLAND COMPANY
200 Domain Drive
Stratham, New Hampshire 03885

April 17, 2009

TO THE STOCKHOLDERS:

The Board of Directors and Officers of The Timberland Company invite you to attend the 2009 Annual Meeting of Stockholders to be held on Thursday, May 21, 2009, at 9:00 a.m., at the Company’s headquarters located at 200 Domain Drive, Stratham, New Hampshire.

A copy of the Proxy Statement and the proxy are enclosed.

If you cannot be present at the meeting, please mark, date and sign the enclosed proxy and return it as soon as possible in the enclosed envelope.

Cordially,

Sidney W. Swartz
Chairman

THE TIMBERLAND COMPANY
200 Domain Drive
Stratham, New Hampshire 03885

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, May 21, 2009

Time:	9:00 a.m.

Location:	The Timberland Company
World Headquarters
200 Domain Drive
Stratham, New Hampshire

Purposes for Meeting:

1.	To fix the number of directors at twelve for the coming year, subject to further action by the Board of Directors as provided in the Company’s By-Laws, and to elect twelve directors to hold office until their successors are duly elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm;

3.	To increase the number of shares reserved for issuance under the Company’s 1991 Employee Stock Purchase Plan, as amended (the “ESPP”), from 300,000 to 500,000 and remove the requirements that employees complete six months of continuous service and customarily work more than 20 hours per week in order to participate in the ESPP; and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Holders of Class A Common Stock will vote separately as a class to elect three directors. Holders of Class A Common Stock and holders of Class B Common Stock will vote together as a single class to elect the remaining nine directors, to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and to approve the amendments to the Company’s ESPP.

You will receive notice of and may vote and act at the Annual Meeting only if you were a stockholder of record at the close of business on Thursday, March 26, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders Meeting to be Held on May 21, 2009: The Proxy Statement and Annual Report to Stockholders are also available at http://materials.proxyvote.com/887100.

By Order of the Board of Directors

Danette Wineberg
Secretary

April 17, 2009

THE TIMBERLAND COMPANY
200 Domain Drive
Stratham, New Hampshire 03885

PROXY STATEMENT

April 17, 2009

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors of The Timberland Company, a Delaware corporation (“we”, “our”, “us”, “its”, “Timberland” or the “Company”), is sending you the enclosed proxy in connection with its 2009 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjourned sessions of the Annual Meeting. The Annual Meeting will be held on Thursday, May 21, 2009, at 9:00 a.m., at the Company’s headquarters located at 200 Domain Drive, Stratham, New Hampshire. The purposes of the Annual Meeting are:

1.	to fix the number of directors at twelve for the coming year and to elect twelve directors to hold office until their successors are duly elected and qualified;

2.	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm;

3.	to increase the number of shares reserved for issuance under the Company’s 1991 Employee Stock Purchase Plan, as amended (the “ESPP”), from 300,000 to 500,000 and remove the requirements that employees complete six months of continuous service and customarily work more than 20 hours per week in order to participate in the ESPP; and

4.	to transact such other business as may properly come before the Annual Meeting and any adjournments of the Annual Meeting.

Voting Rights and Outstanding Shares

You may vote at the Annual Meeting only if you are a stockholder of record as of the close of business on Thursday, March 26, 2009, which we refer to as the record date. As of the record date, the following number of shares of the Company’s Common Stock were outstanding:

Number of Shares
Class of Common Stock	Outstanding

Class A Common Stock, $.01 par value (“Class A Common Stock”)	45,451,705
Class B Common Stock, $.01 par value (“Class B Common Stock”)	11,529,160

We bear all costs of solicitation of proxies. We may solicit proxies personally or by telephone, mail or telegram. None of the Company’s directors, officers or employees will be specially compensated for soliciting proxies. We expect to mail this Proxy Statement and the enclosed proxy to stockholders of record as of the record date on or about April 17, 2009. Unless the Company has received instructions to the contrary, only one Annual Report or Proxy Statement, as applicable, is being delivered to multiple stockholders sharing an address. Upon written or oral request to the Secretary of the Company, by mail at 200 Domain Drive, Stratham, New Hampshire 03885 or by telephone at (603) 772-9500, the Company will promptly deliver a copy of the Annual Report or Proxy Statement to a stockholder if that stockholder shares an address with another stockholder to which a single copy of the applicable document was delivered. To receive a separate Annual Report or Proxy Statement, as applicable, in the future, contact the Secretary of the Company as described above. To request delivery of a single copy of an Annual Report or Proxy Statement for a household currently receiving multiple copies of Annual Reports or Proxy Statements, contact the Secretary of the Company as described above.

To vote your shares at the Annual Meeting, you must properly sign, date and return the enclosed proxy. You may specify in the proxy how you want to vote your shares. If you sign and return your proxy but do not specify how to vote your shares, then your shares will be voted to fix the number of directors at twelve and to elect all twelve nominees, to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and to increase the number of shares reserved for issuance under the ESPP from 300,000 to 500,000 and remove the requirements that employees complete six months of continuous service and customarily work more than 20 hours per week in order to participate in the ESPP.

You may revoke your proxy at any time before the Annual Meeting by either:

•	attending the Annual Meeting and voting in person;

•	filing with the Secretary of the Company an instrument in writing revoking your proxy; or

•	delivering to the Secretary a newly executed proxy bearing a later date.

If a nominee for director is unable to serve as a director, the persons appointed as proxy for the Annual Meeting may, in his, her or their discretion, vote for another person as director or vote to reduce the number of directors to less than twelve, as the Board of Directors may recommend. The Company believes that all of the nominees will be available to serve.

The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any additional matters should properly come before the Annual Meeting, the persons appointed as proxy to vote on such matters intend to vote in accordance with his, her or their judgment.

Quorum

A quorum of our stockholders must be present, whether by proxy or in person, for the Annual Meeting to occur. Consistent with Delaware law and under the Company’s By-Laws, a majority of the voting power of all stock issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum.

To determine the presence of a quorum, in addition to shares voted for or against any matter, the following will count as shares present:

•	shares represented by proxies that withhold authority to vote for a nominee for director;

•	shares represented by proxies that indicate an abstention to vote for any matter; or

•	“broker non-votes” (shares held by your brokers or nominees as to which (i) you have not provided voting instructions and (ii) the broker or nominee does not have discretionary voting power).

Required Votes and Method of Tabulation

You are entitled to one vote for each share of Class A Common Stock you hold and ten votes for each share of Class B Common Stock you hold. Holders of Class A Common Stock will vote separately as a class to elect nominees Ian W. Diery, Irene M. Esteves and John A. Fitzsimmons as directors. Holders of Class A Common Stock and holders of Class B Common Stock will vote together as a single class to elect nominees Sidney W. Swartz, Jeffrey B. Swartz, Virginia H. Kent, Kenneth T. Lombard, Edward W. Moneypenny, Peter R. Moore, Bill Shore, Terdema L. Ussery, II and Carden N. Welsh as directors, to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm and to increase the number of shares reserved for issuance under the ESPP from 300,000 to 500,000 and remove the requirements that employees complete six months of continuous service and customarily work more than 20 hours per week in order to participate in the ESPP.

We will appoint election inspectors who will count the votes cast by proxy or in person at the Annual Meeting. The twelve nominees for election as directors who receive the greatest number of votes properly cast at the Annual Meeting will be elected. Under our By-Laws, an affirmative vote of a majority of the votes properly cast at the Annual Meeting is necessary to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and to increase the number of shares reserved for issuance under the ESPP from 300,000 to 500,000 and remove the requirements that employees complete six months of continuous service and customarily work more than 20 hours per week in order to participate in the ESPP. For purposes of the vote required under our By-Laws, we will not treat abstentions or broker non-votes as votes cast. Therefore, they will have no effect on the voting for any matter to be voted on at the annual meeting under our By-Laws.

Furthermore, the approval of the amendments to the ESPP is subject to an additional approval requirement under the rules of the New York Stock Exchange (“NYSE”). The minimum vote which will constitute stockholder approval for NYSE purposes is defined as a majority of votes cast on the proposal, provided that the total vote cast on the proposal represents more than 50% in interest of all shares entitled to vote thereon. Because the proposed amendments to the ESPP are considered a non-routine matter, if you hold your shares through a broker and do not give your broker instructions on how to vote your shares with respect to this matter, a broker non-vote will result.

Under NYSE rules, broker non-votes could have the effect of a vote against the proposal to amend the ESPP, to the extent that, as a result of such broker non-votes, the number of votes cast on the proposal represents less than 50% in interest of all shares entitled to vote thereon. Under NYSE rules, abstentions will have no effect on the voting to amend the ESPP.

ITEM 1.  ELECTION OF DIRECTORS

The directors elected at each Annual Meeting serve for the following year and until their respective successors are duly elected and qualified. The Company’s By-Laws specify that the Board of Directors or the stockholders may determine the number of directors of the Company. The stockholders or the Board of Directors may increase the number of directors fixed at the Annual Meeting and may fill any vacancy arising on the Board of Directors.

The current Board of Directors consists of eleven members. All current directors are nominees for director at the Annual Meeting. In addition to the current directors, Carden N. Welsh, the Chief Administrative Officer of the Company, has been nominated to serve as a director. The incumbent directors were elected at the 2008 Annual Meeting of Stockholders.

Information with Respect to Nominees

The names, ages, principal occupations during the past five years and certain other information with respect to the nominees for election are as follows:

Name and Year		Principal Occupation During the Past Five Years
First Elected Director	Age	and Directorships of Other Public Companies

Sidney W. Swartz (1978)	73	Sidney Swartz has been the Company’s Chairman of the Board since June 1986. Sidney Swartz also was the Company’s Chief Executive Officer and President from June 1986 until June 1998.
Jeffrey B. Swartz (1990)	49	Jeffrey Swartz has been the Company’s President and Chief Executive Officer since June 1998. Jeffrey Swartz is the son of Sidney Swartz. Jeffrey Swartz serves as a director of Limited Brands Inc., a publicly traded specialty retailer of women’s intimate apparel, beauty and personal care products and accessories.
Ian W. Diery (1996)	59	Mr. Diery has been the Chairman of the Board, President and Chief Executive Officer of Electronic Scrip Incorporated, an organization dedicated to establishing relationships between commerce and community to provide resources to organizations and projects that support children, since November 1997.

Name and Year		Principal Occupation During the Past Five Years
First Elected Director	Age	and Directorships of Other Public Companies

Irene M. Esteves (2003)	50	Ms. Esteves has been the Senior Executive Vice President and Chief Financial Officer of Regions Financial Corporation since April 1, 2008. Regions is one of the nation’s largest full-service providers of consumer and commercial banking, trust, securities brokerage, mortgage and insurance products and services. Prior to this, she was the Chief Financial Officer of The Capital Management Group of Wachovia Corporation, a financial services company providing online banking, bill pay, brokerage, loan, financial planning, investing, lending and insurance services, from June 2006 through March 2008. Prior to this, Ms. Esteves served as Senior Managing Director, Chief Financial Officer and Chief of Human Resources at Putnam Investments from July 2003 through April 2004. Prior to that, she served as Putnam’s Chief Financial Officer from 1997. Ms. Esteves serves as a director of Johnson Diversey, Inc., a global provider of commercial cleaning and hygiene solutions.
John A. Fitzsimmons (1996)	66	Mr. Fitzsimmons was the Senior Vice President — Consumer Electronics of Circuit City Stores, Inc., a consumer electronics retailer, from January 1987 until his retirement in June 2000.
Virginia H. Kent (1999)	54	Ms. Kent is an independent consultant and was the President and Chief Executive Officer of reflect.com, an online custom cosmetics company, from December 1999 until June 2002. Prior to this, Ms. Kent served at Hasbro Corporation, a manufacturer of toys and related items, in a variety of positions, most recently as President — U.S. Toy Group.
Kenneth T. Lombard (2005)	54	Mr. Lombard was formerly the President of Starbucks Entertainment, a business unit of Starbucks Coffee Company, a leading roaster and retailer of specialty coffee, from 2004 to 2008. From 1992 to 2004, Mr. Lombard was the co-founder and President of Johnson Development Corporation, an urban real estate development company.
Edward W. Moneypenny (2005)	67	Mr. Moneypenny was the Senior Vice President — Finance and Chief Financial Officer of 7-Eleven, Inc., a worldwide chain of convenience stores, from 2002 until his retirement in January 2006. Mr. Moneypenny serves as a director of New York & Company, Inc., a publicly traded specialty retailer of women’s fashion and accessories, and as a member of the Board of Trustees of Saint Joseph’s University in Philadelphia, Pennsylvania.

Name and Year		Principal Occupation During the Past Five Years
First Elected Director	Age	and Directorships of Other Public Companies

Peter R. Moore (2005)	54	Mr. Moore has been President of EA SPORTStm Label business unit of Electronic Arts Inc., a developer of interactive entertainment software for video game systems, personal computers and the Internet, since August 2007. Prior to this, Mr. Moore was Corporate Vice President, Interactive Entertainment Business of Microsoft Corporation, a provider of a wide range of software, services and Internet technologies for personal and business computing, since January 2003. From 1999 to 2003, Mr. Moore served first as Senior Vice President of Marketing and then as President and Chief Operating Officer of Sega of America, Inc., a manufacturer of video game consoles and software.
Bill Shore (2001)	54	Mr. Shore founded Share Our Strength, a leading anti-hunger and anti-poverty organization, in 1984 and is currently its President. Mr. Shore is also Chairman of Community Wealth Ventures, Inc., a for-profit subsidiary of Share Our Strength assisting non-profit organizations with business ventures and corporate partnerships and helping corporations implement community investment strategies.
Terdema L. Ussery, II (2005)	50	Mr. Ussery has been the President and Chief Executive Officer of the Dallas Mavericks, a National Basketball Association franchise, since 1997. Mr. Ussery has also been the Chief Executive Officer of HDNet, a high definition national television network, since 2001. Mr. Ussery serves as a director of Treehouse Foods, Inc., a publicly traded provider of quality food products primarily for the private label and foodservice industries, and Entrust Inc., a publicly traded provider of identity and access management security software and services.
Carden N. Welsh	55	Mr. Welsh has been the Company’s Senior Vice President and Chief Administrative Officer since September 2007. Prior to this, Mr. Welsh was the Treasurer of the New Hampshire U.S. Congressional Campaign in 2007; served on the Advisory Board of The Trust for Public Land — New Hampshire from 2006 to 2007; and was undertaking Masters studies at the University of New Hampshire from 2003 to 2006. From 1998 through 2003, Mr. Welsh was the Company’s Senior Vice President, International.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR

THE ELECTION OF ALL 12 NOMINEES FOR DIRECTOR.

Corporate Governance and Code of Ethics

The Board of Directors has established corporate governance principles for the Board of Directors and committees thereof to follow regarding effective corporate governance and compliance with laws and regulations. The corporate governance principles require the Board of Directors to appoint a Lead Director if the Chairman of the Board of Directors is not independent. Because Sidney W. Swartz is not independent, the Board of Directors originally appointed Irene M. Esteves as the Lead Director in 2004, and she has been reappointed each year since then. The Lead Director, among other duties, acts as the presiding director at executive sessions of the non-management members of the Board of Directors and assists the Board of Directors and management in setting the agenda for each meeting of the Board of Directors.

We have also adopted a Code of Ethics that applies to all directors, executives, and employees of the Company to deter wrongdoing and promote ethical conduct, compliance with law and internal reporting of wrongdoing. The corporate governance principles, the Code of Ethics and the charter for each of the committees of the Board of Directors are available on the Company’s website, www.timberland.com, and may also be obtained by writing to the Company’s Secretary at 200 Domain Drive, Stratham, New Hampshire 03885.

Stockholder Communications to the Board of Directors

Stockholders and other interested parties may send communications to the non-management members of the Board of Directors. Stockholders may send their written communications to the Secretary of the Company at 200 Domain Drive, Stratham, New Hampshire 03885 and all communications will be given directly to the non-management directors unless they would be more appropriately addressed by other departments within the Company, such as customer or vendor services.

Committees of the Board of Directors and Board of Directors Independence

Committees of the Board

The Board of Directors has the following standing committees: Governance and Nominating Committee, Management Development and Compensation Committee, Audit Committee, and Corporate Social Responsibility Committee.

During 2008, the Board of Directors and its committees held the following number of meetings:

2008 Meetings

Board of Directors	5
Governance and Nominating Committee	5
Management Development and Compensation Committee	5
Audit Committee	10
Corporate Social Responsibility Committee	4

All directors attended at least 75% of the total number of meetings held in 2008 of the Board of Directors and the committees of the Board on which he or she served. The Company expects all nominees for the Board of Directors to attend the Annual Meeting of Stockholders. All members of and nominees for the Board of Directors at May 15, 2008, the date of the last Annual Meeting of Stockholders, attended the meeting, except for Mr. Moore.

The membership and responsibilities of each of these committees is described in greater detail below.

Board Independence

While we believe that the majority of the members of our Board of Directors are independent, the Company is exempt from the listing standards of the New York Stock Exchange requiring that a majority of the Board of Directors be independent and that all of the members of the compensation and nominating committees be independent. The Company is relying on the “controlled company” exemption provided by the New York Stock Exchange rules based on the fact that more than 50% of the voting power of the Company’s outstanding voting stock is held by Sidney W. Swartz and The Sidney W. Swartz 1982 Family Trust.

The Board has not adopted categorical standards with respect to director independence as it believes it is more appropriate to make independence determinations taking into account all factors and circumstances that it considers relevant. In May 2008, the Board concluded that no proposed member of the Audit Committee, including any family member, had any personal or financial relationship with the Company that would affect the independence of the Audit Committee member. In making this conclusion, the Board considered the

Governance and Nominating Committee’s independence recommendation, and the directors’ and officers’ questionnaires completed by Board members. With respect to the Securities and Exchange Commission and New York Stock Exchange requirements that all members of an Audit Committee be independent, the Board has determined that all current members of, or members who have been nominated to serve on, the Audit Committee, qualify as independent based upon such requirements.

Directors’ Compensation

DIRECTORS’ COMPENSATION FOR FISCAL YEAR 2008

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All other
	in Cash	Awards	Awards(1)(2)	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Ian W. Diery	46,000	—	154,960	—	—	—	200,960
Irene M. Esteves	78,750	—	155,993	—	—	—	234,743
John A. Fitzsimmons	49,000	—	154,960	—	—	—	203,960
Virginia H. Kent	56,500	—	155,371	—	—	—	211,871
Kenneth T. Lombard	52,500	—	167,971	—	—	—	220,471
Edward W. Moneypenny	51,000	—	167,971	—	—	—	218,971
Peter R. Moore	45,000	—	167,971	—	—	—	212,971
Bill Shore	52,500	—	167,927	—	—	—	220,427
Terdema L. Ussery, II	45,000	—	167,971	—	—	—	212,971
Jeffrey B. Swartz(3)	—	—	—	—	—	—	—
Sidney W. Swartz(4)	—	—	—	—	—	574,475	574,475

(1)	This column shows the accounting expense recognized for financial statement reporting purposes for our year ended December 31, 2008 for the stock options awarded to each non-employee director under the 2001 Non-Employee Directors Stock Plan, as amended, and the 2007 Incentive Plan. These amounts are calculated in accordance with Statement of Financial Accounting Standards 123(R) (“SFAS 123(R)”), before forfeitures. Please refer to Note 13 to our consolidated financial statements, entitled “Share-based Compensation,” included in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for a discussion of the assumptions used in determining the valuations shown in this column. The stock option granted to each non-employee director in 2008 and its grant date fair value determined in accordance with SFAS 123(R) was as follows: Mr. Diery and Mr. Fitzsimmons, 16,876 stock options each with a grant date fair value of $154,561; Ms. Esteves, 17,494 stock options with a grant date fair value of $154,559; Ms. Kent, 16,745 stock options with a grant date fair value of $154,565; Mr. Lombard, Mr. Moneypenny, Mr. Moore, and Mr. Ussery, 17,048 stock options each with a grant date fair value of $154,561; and Mr. Shore, 19,868 stock options with a grant date fair value of $140,055.

(2)	At December 31, 2008, the total number of outstanding stock options for each non-employee director was as follows: Mr. Diery, 87,233; Ms. Esteves, 72,843; Mr. Fitzsimmons, 87,233; Ms. Kent, 117,175; Mr. Lombard, 57,479; Mr. Moneypenny, 57,479; Mr. Moore, 57,479; Mr. Shore, 80,304; and Mr. Ussery, 57,479.

(3)	Jeffrey B. Swartz is the President and Chief Executive Officer and an employee of the Company. Mr. Jeffrey Swartz does not receive any fees, stock, option awards or other compensation for his Board service. Please refer to the Summary Compensation Table and footnotes thereto for information with respect to Mr. Jeffrey Swartz’s compensation as an employee of the Company.

(4)	Sidney W. Swartz is Chairman of the Board and an employee of the Company. Mr. Sidney Swartz does not receive any fees, stock, option awards or other compensation for his Board service. Mr. Sidney Swartz receives an annual salary of $500,000 which is reflected in column (g). Also included in column (g) for Mr. Sidney Swartz is the aggregate incremental cost to the Company of providing various perquisites and personal benefits, including: for personal use of the Company aircraft, $34,967, and for payment of tax services provided to Mr. Sidney Swartz by a tax advisor, $30,750. In determining the value of the use of the aircraft, we calculate the aggregate incremental cost to the Company based on the cost of fuel, trip related maintenance and repair, crew travel expenses, navigation fees and smaller variable costs. Since the Company-owned aircraft is used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, the purchase costs of the Company-owned aircraft, and the cost of maintenance not related to trips. The aggregate incremental cost to provide tax services is based on the invoice amount for such services.

Additional Information to Understand the Director Compensation Table

In 2008, we paid fees to our non-employee directors in connection with their service as a director as follows: $30,000 annual retainer to each director; an additional $15,000 annual retainer to the Lead Director; $2,000 for each Board of Directors meeting attended; an additional $7,500 annual retainer to each committee chairperson; and $1,000 for each committee meeting attended.

Effective January 1, 2009, we pay fees to our non-employee directors in connection with their service as a director as follows: $50,000 annual retainer to each director; an additional $15,000 annual retainer to the Lead Director; $2,000 for each Board of Directors meeting attended; an additional $12,500 annual retainer to each committee chairperson; and $1,000 for each committee meeting attended.

Effective January 1, 2009, under the Company’s 2007 Incentive Plan, newly elected or appointed non-employee directors receive an initial award on the date of the annual meeting of stockholders at which the director is first elected (or, if the director is first elected or appointed by the Board, on the date of the first annual meeting of stockholders occurring after such director is elected or appointed) of restricted stock units (“RSUs”) having a value equal to $200,000 on the date of grant based upon the closing price of the Company’s Class A Common Stock quoted on the New York Stock Exchange on such date, which grant vests in three (3) equal annual installments. Re-elected directors receive an award, on the date of the annual meeting of stockholders at which such directors are re-elected, of RSUs having a value equal to $100,000 on the date of grant based upon the closing price of the Company’s Class A Common Stock quoted on the New York Stock Exchange on such date, which grant vests in full on the first anniversary of the date of grant.

Prior to January 1, 2009, under the Company’s 2001 Non-Employee Directors Stock Plan, as amended, and the Company’s 2007 Incentive Plan, as applicable, non-employee directors who were newly elected or appointed received an initial award of options to purchase a number of shares of the Company’s Class A Common Stock on the date of election or appointment calculated by multiplying the then current annual director’s retainer by ten and applying the quarterly adjusted Black-Scholes option pricing model using the fair market value of the Class A Common Stock on the date of grant. On each anniversary of the initial award, an annual award was made using the same formula except that the then current annual director’s retainer was multiplied by five. All of these stock options have an exercise price equal to the fair market value on the date of grant, with initial awards vesting in three (3) equal annual installments and annual awards vesting in full on the first anniversary of the date of grant for so long as the director remains a director of the Company.

Prior to January 1, 2005, newly elected or appointed directors received an initial award of options to purchase 10,000 shares, and on each anniversary of the initial award received an award of options to purchase 2,500 shares. These options are exercisable at the rate of 25% of the total underlying shares on each of the first four anniversaries of the date of grant for so long as the director remains a director of the Company.

All options expire ten years from the date of grant or when the holder ceases to be a director, if earlier. Options granted prior to March 2004 that are vested upon a director’s retirement or voluntary termination of service remain exercisable for three months following such termination. Options granted during and after March 2004 that are vested upon a director’s retirement or voluntary termination also remain exercisable for three months following such termination unless the director has ten or more years of service in which case they will remain exercisable for the life of the options.

During 2008, the Company granted the following stock options to its non-employee directors:

Director	Number of Shares	Date of Grant	Exercise Price

Ian W. Diery	16,876	May 16, 2008	$17.83
Irene M. Esteves	17,494	June 23, 2008	$17.20
John A. Fitzsimmons	16,876	May 16, 2008	$17.83
Virginia H. Kent	16,745	May 20, 2008	$17.97
Kenneth T. Lombard	17,048	May 19, 2008	$17.65
Edward W. Moneypenny	17,048	May 19, 2008	$17.65
Peter R. Moore	17,048	May 19, 2008	$17.65
Bill Shore	19,868	March 3, 2008	$14.96
Terdema L. Ussery, II	17,048	May 19, 2008	$17.65

See the section of this Proxy Statement entitled “Security Ownership of Certain Beneficial Owners and Management” for information regarding ownership of the Company’s securities by directors and nominees for director.

The Governance and Nominating Committee

The members of the Governance and Nominating Committee are Terdema L. Ussery, II, Chair, John A. Fitzsimmons, Virginia H. Kent and Bill Shore. The Governance and Nominating Committee’s responsibilities include, but are not limited to:

•	reviewing the organization, role and structure of the Board of Directors including the nature and extent of delegation of responsibilities to committees of the Board and reviewing directors’ compensation;

•	developing, reviewing, evaluating and recommending to the Board for adoption corporate governance principles applicable to the Company;

•	making recommendations to the full Board with respect to membership on committees and chairmanship of committees;

•	recommending to the Board guidelines and criteria for Board membership and identifying and reviewing candidates for election to the Board and making recommendations relative to their election as directors;

•	periodically evaluating the composition of the Board and the effectiveness of the Board, and overseeing the evaluation of the Board and its committees, including its own performance annually; and

•	communicating with management to ensure that materials and information provided to the Board are appropriate to enable the Board to fulfill its responsibilities.

The Governance and Nominating Committee has established a process for identifying and evaluating nominees for director. Although the Governance and Nominating Committee will consider nominees recommended by stockholders, the Committee believes that the process it utilizes to identify and evaluate nominees for director is designed to produce nominees that possess the educational, professional business and personal attributes that are best suited to further the Company’s mission. The Committee may identify nominees through the use of professional search firms that may utilize proprietary screening techniques to match candidates to the Committee’s specified qualifications. The Committee may also receive recommendations from existing directors, executive officers, key business partners, and trade or industry affiliations. The Committee will consider, among other factors, the following to evaluate Committee or stockholder recommended nominees: candidates’ experience, skills, and other qualifications in view of the specific needs of the Board of Directors and the Company; diversity of backgrounds, skills, and expertise; and high ethical standards, integrity and proven business judgment. The Company’s Chief Executive Officer discusses all prospective nominees with the Committee. The Committee further evaluates each nominee based on the criteria described above prior to approving a nominee for election to the Board of Directors.

The Governance and Nominating Committee will consider nominations to the Board of Directors from stockholders using the same criteria described above. To be considered by the Governance and Nominating Committee for nomination and inclusion in the Company’s proxy statement for its 2010 Annual Meeting of Stockholders, stockholder recommendations must be received by the Company’s Secretary no later than December 18, 2009. Stockholders should write to the Company’s Secretary at 200 Domain Drive, Stratham, New Hampshire 03885 and such recommendations must include: (i) the name and address of the candidate, (ii) a brief biographical description as well as qualifications, taking into consideration the criteria described above, and (iii) a signed consent from the candidate indicating his or her consent to be named in the proxy statement and serve if elected.

The Management Development and Compensation Committee

The members of the Management Development and Compensation Committee are Kenneth T. Lombard, Chair, Irene M. Esteves, John A. Fitzsimmons, Edward W. Moneypenny and Peter R. Moore. The Management Development and Compensation Committee’s responsibilities include, but are not limited to:

•	determining and presenting to the Board of Directors, other than management directors, for its ratification the compensation of the Chairman, and of the President and Chief Executive Officer;

•	determining the compensation of the Chief Financial Officer and the executive officers who report directly to the Chief Executive Officer;

•	reviewing, adopting and revising succession plans for the positions of Chairman, President, Chief Executive Officer and other key executive positions;

•	reviewing the general principles on which the Company bases its compensation, benefits and management development and succession policies and practices for all employees of the Company;

•	supervising the administration of the Company’s 2007 Incentive Plan, and other non-stock based benefit plans;

•	consulting with the Governance and Nominating Committee regarding compensation for members of the Board, and making recommendations to the Board regarding changes to related equity incentive plans; and

•	evaluating its own performance annually.

The Corporate Social Responsibility Committee

The Corporate Social Responsibility Committee was formed in late 2006. It held its first meeting in early 2007. The members of the Corporate Social Responsibility Committee are Bill Shore, Chair, Virginia H. Kent, Kenneth T. Lombard and Peter R. Moore. The Corporate Social Responsibility Committee’s responsibilities include, but are not limited to:

•	reviewing and monitoring the Company’s corporate social responsibility work;

•	monitoring the Company’s compliance with its Code of Conduct;

•	reviewing and discussing corporate social responsibility initiatives and goals in view of the Company’s business strategy, including impact and relationship to business objectives and creation of stockholder value; and

•	ensuring alignment between the Company’s executive officers and the Board of Directors on corporate social responsibility goals.

The Audit Committee

Edward W. Moneypenny, Chair, Ian W. Diery, Irene M. Esteves and Terdema L. Ussery, II are the members of our Audit Committee. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. All of the members of our Audit Committee are independent (as defined in the New York Stock Exchange’s listing standards). The Board of Directors has determined that there is at least one audit committee financial expert serving on the Audit Committee. Ms. Esteves is the named audit committee financial expert. The primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process and its responsibilities include, but are not limited to:

•	monitoring the integrity of the Company’s financial statements;

•	ensuring the Company’s compliance with legal and regulatory requirements;

•	retaining and, if appropriate, dismissing the independent registered public accounting firm;

•	establishing the qualifications, and monitoring the independence and performance, of the Company’s independent registered public accounting firm;

•	monitoring the performance of the Company’s internal audit function; and

•	assessing the adequacy of the Company’s systems of internal accounting and financial controls.

The Audit Committee Report

The Audit Committee has (1) reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2008 with the Company’s management, (2) discussed with the Company’s independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T, (3) received the written disclosures and the letter from Deloitte & Touche LLP, required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and (4) discussed with Deloitte & Touche LLP their independence as the Company’s independent registered public accountants.

Based on the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors, and the Board of Directors recommended, that the audited consolidated financial statements for the fiscal year ended December 31, 2008 be included in the Company’s 2008 Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Audit Committee:

Edward W. Moneypenny, Chair
Ian W. Diery
Irene M. Esteves
Terdema L. Ussery, II

Audit and Non-Audit Fees

The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates (collectively “Deloitte”) for professional fees rendered in each of the fiscal years ended December 31, 2008 and December 31, 2007 were as follows:

Audit Fees:  $2,874,313 and $3,193,951, respectively, for professional services necessary to perform an audit in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the Company’s annual financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and for reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q. Also includes fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, attest services, consents and review of documents filed with the Securities and Exchange Commission;

Audit-Related Fees:  $0 and $124,500, respectively, for assurance and related services that were reasonably related to the performance of services specified under Audit Fees but not included in Audit Fees. In 2007, these services consisted of services performed relating to employee benefit plans;

Tax Fees:  $99,401 and $255,918, respectively, for professional services rendered for tax compliance, tax advice, and tax planning; and

All Other Fees:  $104,089 and $39,053, respectively, for products and services other than the services specified under Audit Fees, Audit-Related Fees and Tax Fees. These products and services primarily consisted of internal control assistance services in Switzerland and tax services for Sidney Swartz in 2008, and tax services for Sidney Swartz in 2007.

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee established policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee. During fiscal 2008, all audit and non-audit services performed by Deloitte were pre-approved. During fiscal 2007, fees totaling $132,035, or less than five percent of total fees for 2007, were paid to an affiliate of Deloitte for a tax services related engagement in a foreign location that were not pre-approved, but were approved by the Audit Committee promptly after the inadvertent omission from the pre-approval process was discovered.

Audit Committee Pre-Approval of Audit and Non-Audit Services

As part of its responsibility for oversight of the independent registered public accountants, the Audit Committee has established a pre-approval policy for engaging audit and permitted non-audit services provided by the Company’s independent registered public accountants. In accordance with this policy, each type of audit, audit-related, tax and other permitted service to be provided by the independent registered public accounting firm is specifically described and each such service, together with a fee level or budgeted amount for such service, is pre-approved annually by the Audit Committee. The Audit Committee has delegated pre-approval authority to its Chair to pre-approve additional non-audit services (provided such services are not prohibited by applicable law) up to a pre-established aggregate dollar limit. All services pre-approved by the Chair of the Audit Committee must be presented at the next Audit Committee meeting for its review and ratification.

ITEM 2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

In accordance with its charter, the Audit Committee has selected the firm of Deloitte & Touche LLP, an independent registered public accounting firm, to be the Company’s independent accountants for the year ending December 31, 2009 and, with the endorsement of the Board of Directors, recommends to stockholders that they ratify such appointment. Deloitte & Touche LLP served in this capacity for the fiscal year ended December 31, 2008. Its representative will be present at the Annual Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND THAT YOU VOTE

FOR

APPROVAL OF ITEM 2.

ITEM 3.  INCREASE IN THE NUMBER OF SHARES RESERVED UNDER THE COMPANY’S 1991 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED (“ESPP”) AND CHANGE IN THE ELIGIBILITY REQUIREMENTS FOR EMPLOYEES

A total of 300,000 shares of the Company’s Class A Common Stock have been reserved for issuance under the ESPP. The Company believes the ESPP encourages employee stock ownership and increases the employees’ proprietary interest in the Company’s success by providing an opportunity for eligible employees to purchase shares of Class A Common Stock at a reduced price. As of April 3, 2009, there were 68,139 shares of Class A Common Stock available for issuance under the ESPP. The Company expects that such available shares will be purchased by December 31, 2009. The Board believes that it is important to continue to encourage employee stock ownership in the Company. As a result, on March 5, 2009, the Board approved, and is submitting for stockholder approval, a proposal to increase the number of shares of Class A Common Stock reserved for issuance under the ESPP from 300,000 shares to 500,000 shares.

The ESPP, as amended through May 20, 1999, imposed the following three service requirements upon employees in order to participate: (1) each employee must complete six months or more of continuous service; (2) each employee’s customary employment must be in excess of 20 hours per week; and (3) each employee’s customary employment must be in excess of five months in each calendar year. To further encourage employee stock ownership in the Company, on March 5, 2009, the Board approved, and is submitting for stockholder approval, a proposal to eliminate the first two service requirements listed above. The ESPP will continue to require that employees customarily work in excess of five months in each calendar year.

General Description of the ESPP

The ESPP was adopted by the Board of Directors on February 22, 1991 and approved by the stockholders on May 16, 1991. On May 18, 1995, the stockholders approved an increase in the number of shares of Class A Common Stock reserved for issuance under the ESPP from 100,000 shares to 200,000 shares. On May 20, 1999, stockholders approved another increase in the number of shares of Class A Common Stock reserved for issuance under the ESPP from 200,000 to 300,000 shares. If stockholders approve Item 3, the number of shares of Class A Common Stock reserved for issuance under the ESPP will increase from 300,000 shares to 500,000 shares.

Currently, employees of the Company and its participating subsidiaries who have worked for the Company for at least six continuous months and customarily work in excess of 20 hours per week and five months in each calendar year are eligible to participate in the ESPP. If stockholders approve Item 3, employees of the Company and its participating subsidiaries who customarily work in excess of five months in each calendar year will be eligible to participate in the ESPP. Employees who own 5% or more of the Class A Common Stock are not eligible to participate in the ESPP under any circumstances. As of January 1, 2009, approximately 1,227 employees were eligible to participate in the ESPP. As participation in the ESPP is voluntary, we cannot now determine the extent of participation by any particular officer, employee or group thereof.

Eligible employees may contribute, through payroll withholdings, from 2% to 10% of their regular base compensation during six-month participation periods. The number of shares purchased is determined by dividing the balance in the employee’s withholding account on the last day of the participation period by 85% of the fair market value of Class A Common Stock on either the first or the last day of the participation period, whichever is lower. An employee may not purchase an amount of Class A Common Stock with a fair market value exceeding $25,000 (determined at the first trading day of each participation period) in any calendar year.

An employee may cancel his or her participation at any time prior to the last day of a participation period. If an employee terminates his participation, then the Company will return to him the balance of his withholding account without interest. No employee may sell, pledge, assign or otherwise transfer rights to purchase shares under the ESPP. The ESPP does not and should not be construed to give an employee the right to be employed by the Company.

In the event there is a change in the outstanding stock of the Company due to a stock dividend, stock split, combination of shares, recapitalization, merger or other capital change, the aggregate number of shares available under the ESPP, the purchase price and other relevant provisions will be appropriately adjusted.

The ESPP is administered by the Company’s Compensation and Benefits Committee, which consists of certain members of management appointed by the Management Development and Compensation Committee (“MDCC”) of the Board of Directors or the Board of Directors. Only the MDCC or Board of Directors, however, has the power to amend the ESPP (other than amendments relating to the number of shares to be issued under the ESPP or the employees or class of employees eligible to participate in the ESPP, which are subject to stockholder approval) or to terminate the ESPP. If the number of shares of Class A Common Stock to be issued to participants (calculated by dividing the total amount of all payroll deductions during the participation period by the applicable purchase price) exceeds the number of shares then available under the ESPP, the Compensation and Benefits Committee will reduce proportionally the number of shares to be issued.

Federal Tax Effects

For U.S. Federal income tax purposes, neither the participation in the ESPP nor the purchase of stock under the ESPP will produce ordinary income to the employee or a deduction to the Company.

In general, an employee who disposes of shares purchased under the ESPP within two years after the first day of the participation period relating to those shares will recognize: (i) ordinary income on the difference between the purchase price and the fair market value on the last day of the applicable participation period, and (ii) a capital gain or loss on the difference between the amount realized on the sale and the employee’s basis in the shares (i.e., the purchase price plus any ordinary income recognized by reason of the sale).

If an employee disposes of shares purchased under the ESPP more than two years after the first day of the participation period relating to the purchased shares, or dies at any time while holding such shares, ordinary income will be recognized equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition or death over the purchase price, or (ii) 15% of the fair market value of the shares on the first day of the participation period relating to the purchased shares. The Company will not be entitled to a deduction for this amount. In addition to ordinary income, capital gain will be recognized on the excess, if any, of the amount realized on a sale or exchange over the employee’s basis in the shares (i.e., the purchase price paid by the employee plus any ordinary income recognized by reason of the sale).

The foregoing is intended as a summary of U.S. Federal income tax consequences associated with the ESPP and does not involve any discussion of other U.S. Federal tax consequences or of state, local or non-U.S. taxes.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR

APPROVAL OF ITEM 3.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis explains how our compensation programs are designed and how they reward our named executive officers (“NEOs”), which consist of our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and the three other most highly compensated executives of our Company. The Compensation Discussion and Analysis describes our compensation philosophy and examines how each of the primary components of our compensation programs is designed to support that philosophy. We will also explain the results of our pay for performance programs in 2008. Finally, we will discuss other benefits and perquisites that we provide to our NEOs and describe several of our key executive compensation policies.

Executive Compensation Philosophy

Our executive compensation philosophy centers around two primary objectives: to provide a competitive pay package and to pay for performance. These two objectives are described in further detail below.

Competitive Pay:  We believe that a competitive compensation package is instrumental in attracting and retaining top executive talent. Our objective in developing an executive pay package is to provide an overall level of pay that is competitive within our peer group and the broader industry assuming that targeted levels of performance are achieved. In addition to providing an overall level of pay that is competitive we aim to achieve this through a mix of pay using a combination of base salary and incentive compensation awards.

Pay for Performance:  We promote a pay for performance culture at Timberland and design our executive compensation package to align executive pay with the interests of our stockholders. Therefore, a significant portion of our executive pay package is at risk for our executives and directly linked to the overall financial performance of the Company. To achieve our pay for performance objectives, a large portion of the executive compensation package is delivered in the form of incentive awards for both short-and long-term Company performance.

Executive Compensation Program Design

We believe that our executive compensation package is appropriate and reasonable because it is aligned with our business objectives and designed with stockholder interests in mind. The Management Development and Compensation Committee (“Committee”), the Committee’s compensation consultant, and Company management all influence the design and effectiveness of our executive compensation package. Below, we will discuss the role of each of these groups in making executive compensation decisions in further detail.

The Role of the Management Development and Compensation Committee

The Committee is responsible for providing oversight of our executive compensation program and management development plans, which includes the compensation of our NEOs. The Committee annually reviews and evaluates the effectiveness of our executive compensation program, ensures that it is aligned with our compensation philosophy, and retains the discretion to reduce the size of any award earned under our incentive plans. The section of this Proxy Statement entitled “Management Development and Compensation Committee” beginning on page 10 discusses the duties and responsibilities of the Committee in further detail.

The Role of the Compensation Consultant

The Committee has retained Hewitt Associates as its independent external compensation consultant. As such, Hewitt Associates assists the Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design issues, market trends, and technical considerations. Hewitt Associates is not engaged by the Company for management consulting or any other projects. Our human resources staff acquires and uses published reports and the competitive market survey data that Hewitt Associates makes available to participating companies. The Committee periodically reviews Hewitt Associates’ performance and has the sole authority to hire and terminate its consultant.

The Role of Company Management

The CEO makes recommendations to the Committee concerning the compensation of the other NEOs and members of senior management. In addition, the CEO and CFO are involved in establishing the business objectives that are used as the performance goals for the short- and long-term incentive plans. The Corporate Culture Officer and his compensation and benefits staff work closely with the Committee, Hewitt Associates, and management to: (i) ensure that the Committee is provided with the relevant information and data to make its decisions; (ii) propose succession planning, compensation, and benefit program and policy recommendations for the Committee to consider; and (iii) communicate those decisions to management for implementation.

Competitive Analysis

Our management and the Committee examine and design the executive compensation programs to be reasonable and fair from the perspective of the stockholder, external competitiveness and internal equity. The Committee, representing the stockholders’ perspective, evaluates all executive compensation programs based on attracting and retaining the talent we need to run the business while allowing us to maintain a competitive position with respect to our compensation expense.

Management and the Committee evaluate external competitiveness using two primary sources of compensation data: a competitive peer group and broader market data gathered from published salary surveys and reports. The Committee annually reviews and approves a list of companies, as recommended by Timberland’s management, to serve as the peer group. Our peer group consists of 19 publicly-traded companies with which we may compete for talent, which reasonably approximate our financial and market performance, and which are in related industries. For 2008, the peer group of companies included:

• American Eagle Outfitters	• Jones Apparel Group	• Quiksilver, Inc.
• Brown Shoe Company	• Kenneth Cole Productions, Inc.	• Skechers USA, Inc.
• Coach, Inc.	• Limited Brands, Inc.	• Urban Outfitters, Inc.
• Columbia Sportswear Company	• Liz Claiborne, Inc.	• VF Corporation
• Deckers Outdoor Corporation	• Nike, Inc.	• Wolverine Worldwide, Inc.
• Estee Lauder Companies, Inc.	• Pacific Sunwear California, Inc.
• The Gap, Inc.	• Polo Ralph Lauren

As part of the competitive analysis, we examine all elements of pay, including base salary, total cash compensation (base salary plus annual bonus opportunity), and total direct compensation (total cash compensation plus the value of long-term incentives) (“TDC”). This data, combined with compensation survey data from Hewitt Associates and Mercer, LLC, is used to establish a range and mix of pay that we believe to be competitive in the marketplace. For the purposes of our analysis, all competitive compensation data is adjusted to reflect our Company’s revenue size either through regression analysis, or by limiting the data set to companies with annual revenues of approximately the same size. While we do not target a specific data point in the range, such as the average or median, to determine an executive’s pay, we do evaluate each executive on an individual basis and use the data to guide our specific pay recommendations.

Our external competitive analysis also includes a comparison of our financial performance to that of the other companies in our peer group on a number of financial metrics, such as revenue growth, operating contribution margin, net income margin, and total stockholder return over 1-, 3-, and 5-year periods.

We also examine how each of our NEOs is compensated relative to one another and other executives within the Company. We consider factors such as the executive’s experience and past performance, current level of performance, level of responsibility and any anticipated increases, their potential to make significant contributions, and succession planning retention strategies.

We believe that externally competitive compensation packages that are also fair when compared to internal peers help to attract and retain the executive talent we need to successfully run our business.

The Primary Components of our 2008 Executive Compensation Program

The primary components of our Executive Compensation Program in 2008 include:

•	Base salary

•	Our Short-Term Incentive Plan (“STIP”)

•	Our Long-Term Incentive Plan (“LTIP”)

Our executive compensation program has historically been more heavily weighted toward performance-based variable pay, rather than base salary, in order to promote a pay for performance culture. During 2008, 80% of our CEO’s total compensation opportunity consisted of performance-based variable compensation. For the other NEOs, performance-based variable compensation made up 60-75% of total compensation opportunity. We believe that this mix of pay provides our NEOs with significant upside earning potential for the achievement of actual results above expectations, and significantly lower earning potential for results that are below expectations.

At the beginning of the year, we realized that 2008 would be a challenging year for the Company. After reviewing the final operating budget for 2008, we determined that achieving our budget would not support a full payout for our STIP and LTIP programs. As a result, we determined that attainment of budgeted performance should instead support a 50% payout of our incentive plans and created the plans accordingly. Rather than reducing the incentive opportunities for our NEOs, we adjusted the payout ranges to reflect our expectations of Company performance in light of the challenging market conditions. Our executives would only receive targeted payouts under the incentive plans if budgeted performance was exceeded. Further details about the incentive plan designs will be discussed below.

The sections below will examine each of the primary components independently and explain what action the Committee took with respect to each component.

Base Salary

Each year, the Committee considers recommendations made by the CEO, along with his assessment of each NEO’s performance, with respect to making changes to base salaries. The Committee makes final determinations regarding base salary changes in executive session without the CEO being present. Additionally, the Committee presents proposed salary adjustments for the Chairman and CEO to the Board of Directors for consideration and approval. These recommendations are discussed and final determinations are made during the Board’s executive session without the Chairman or the CEO present. Effective January 1, 2008, Mr. McCarthy received a base pay increase of $75,000 associated with being promoted to Co-President, Timberland Brand. No changes were recommended or made to the base salaries of our other NEOs based upon the Company’s business performance in 2007.

Short-Term Incentive Plan

Our STIP is designed to reward actual performance during the fiscal year against predetermined financial performance targets. This annual cash-based incentive plan encourages our management team to drive annual performance which in turn helps to create stockholder value. The annual incentive award opportunity for each NEO is expressed as a percentage of the NEO’s base salary as determined by the individual’s pay grade assignment. The incentive opportunity for Mr. Swartz is 100% of his annual base salary, 80% for Messrs. Harrison, McCarthy, and Welsh, and 65% for Mr. Crimmins.

In 2008, we chose to focus on two financial metrics: Company earnings and asset management. Company earnings, measured as operating contribution, represent 75% of the incentive opportunity of the 2008 STIP. This measure was heavily weighted because it directly impacts stockholder value through profitability and is a measure over which management can exert influence. In the STIP, operating contribution (“OC”) is generally defined as total revenues, less cost of goods sold and operating expenses, excluding items such as restructuring charges and other one-time, nonrecurring expenses. Asset management, measured as operating working capital (“OWC”), represents 25% of the incentive opportunity of the 2008 STIP. OWC measures the successful management of our inventory and cash flow and is generally defined as our quarterly average of accounts receivable plus inventory less accounts payable, divided by total revenue. Management can affect overall OWC performance through the effective management of accounts receivable, inventory, and accounts payable. Successful asset management creates stockholder value by reducing the Company’s investment requirements and increasing the Company’s return on investment.

For 2008, the STIP structure, performance targets, and actual results were as follows:

							Calculated
							Payout as a
						Actual	Percent of
		Threshold	Budget	Target	Maximum	Achievement	Target
Performance Measure	Weight	Payout = 25%	Payout = 50%	Payout = 100%	Payout = 150%	in 2008	Opportunity

TBL OC (millions)	75%	$71.00	$88.80	$110.10	$130.50	$72.90	20.8%
TBL OWC	25%	23.00%	22.75%	22.50%	22.25%	22.04%	37.5%
				Total Payout as a Percent of Target Opportunity			58.3%

Based on the “Total Payout as a Percent of Target Opportunity,” the payments to our NEOs under the 2008 STIP were as follows:

Payment Earned Under
Officer	the 2008 STIP

Mr. Swartz	$480,661
Mr. Harrison	$186,438
Mr. McCarthy	$186,438
Mr. Welsh	$186,438
Mr. Crimmins	$123,078

Long-Term Incentive Plan

Our LTIP represents a significant portion of potential compensation for our NEOs. These equity-based awards are provided to retain and motivate our executives and focus their efforts on activities that enhance stockholder value over the long term.

The 2008 Executive Long-Term Incentive Plan (“2008 LTIP”) was designed to focus management’s efforts on exceeding the 2008 net income budget. For the purposes of the 2008 LTIP, net income is generally defined as net income as shown on the audited consolidated statements of income included in the Company’s Annual Report on Form 10-K, adjusted for items such as changes in federal tax rates, extraordinary items of loss or expense, and any other unusual or nonrecurring items of loss or expense including restructuring charges. The 2008 LTIP award grants were denominated in dollar values and, if awarded, would be settled in equity. Under the terms of the 2008 LTIP, awards are scheduled to be settled 60% in stock options that vest in equal installments over three years, and 40% in restricted shares of Company stock that vest in equal installments over two years. The number of stock options granted would be determined by using the Black-Scholes valuation model on the date of grant. The number of restricted shares granted would be based on the fair market value of the Company’s stock on the date of grant. The 2008 LTIP performance targets, payout levels, and actual results were as follows:

Calculated
Payout as a
					Actual	Percent of
	Threshold	Budget	Target	Maximum	Achievement	Target
Performance Measure	Payout = 25%	Payout = 50%	Payout = 100%	Payout = 150%	in 2008	Opportunity

TBL Net Income (millions)	$43.0	$53.7	$67.1	$80.6	$44.7	29.14%

Based on the “Calculated Payout as a Percent of Target Opportunity,” the equity awards earned by our NEOs under the 2008 LTIP were valued as follows:

Payment
Earned Under
the 2008
Officer	LTIP

Mr. Swartz	$728,500
Mr. Harrison	$218,550
Mr. McCarthy	$218,550
Mr. Welsh	$218,550
Mr. Crimmins	$72,850

Results of Our 2008 Executive Compensation Program

Annually, we review the effectiveness of our pay for performance programs by examining our NEOs’ actual TDC. We compare this value against the earnings opportunity at various levels of performance. Based on actual Company performance in 2008, our executives earned TDC that was above the Threshold and well below the Targeted level of compensation. We believe that this level of compensation is consistent with our pay for performance philosophy considering the Company’s overall performance. Below are illustrations of how actual Company performance affected each of our NEO’s TDC in 2008.

Equity Grant Practices

The Board of Directors retains the sole authority to grant equity awards to our CEO, while the Committee retains the sole authority to grant equity awards to our other NEOs, and delegates granting authority to our CEO for equity awards to all other employees. All equity awards are generally granted on the same date as one of the five regularly scheduled meetings of our Board of Directors. The exercise price for all stock option awards is the closing price of the Company’s Class A Common Stock on the New York Stock Exchange on the date of the grant. In 2008, no equity grants were made to our NEOs other than those resulting from the 2007 Long-Term Incentive Plan.

Benefits and Perquisites

NEOs participate in medical, disability, and life insurance benefits and annual contributions to qualified savings plans on the same basis as all salaried employees based in the United States. The Company does not provide pension arrangements (supplemental or otherwise), post-retirement healthcare coverage or similar benefits to such executives.

Due to the scope of the Company’s international operations, the NEOs use a Company-owned aircraft for business travel. The aircraft provides increased security for the NEOs and increases the efficiency with which they can conduct Company business. The CEO may use the aircraft for personal travel. For security and efficiency, the CEO is also provided with transportation to and from work in a Company-owned vehicle driven by a Company-provided driver. Further, the CEO is provided the use of administrative assistant services for personal matters. Additional information on perquisites can be found in Footnote 3 to the “Summary Compensation Table” included in this Proxy Statement.

At the time of his hire in April of 2006, Mr. McCarthy entered into an agreement with the Company pursuant to which the Company reimburses Mr. McCarthy for certain lodging, meal, and transportation expenses. These reimbursements are grossed up for income tax purposes. In 2008, Mr. McCarthy received a total of $34,951 for such reimbursements.

NEOs, along with certain other management employees based in the United States, are also eligible to participate in the Deferred Compensation Plan (“DCP”). In this program, eligible employees can defer up to 100% of their base salary and 100% of their cash bonus subject to the Company’s withholding for applicable taxes and employee benefit plans withholding. The Company does not make matching contributions to the DCP. The DCP is offered, in addition to the Company’s 401(k) plan, to provide NEOs with an additional opportunity to defer compensation which may assist them with their retirement planning. Benefits under the DCP will be paid no earlier than six (6) months following the participant’s retirement or termination. Additional information on the DCP and the participation of NEOs in 2008, which are reflected in the

“Summary Compensation Table,” can be found in the “Nonqualified Deferred Compensation Plan” section of this Proxy Statement.

Severance Benefits / Change in Control

In December 2008, we amended and restated the Change of Control Severance Agreements (as amended, the “Change of Control Agreements”) with each of the NEOs and other key employees primarily to bring the agreements into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. The provisions of the Change of Control Agreements described below were not changed and are designed to promote stability and continuity of senior management if a triggering event occurs in order to align the interests of executives and stockholders. If a change of control occurs, executives would receive certain compensation if their employment is terminated without “Cause” or for “Good Reason” within 24 months following the change of control. This compensation is intended to retain the executives. The benefit encourages them to remain with the Company, despite uncertainty, with guaranteed financial protection upon loss of employment. In addition, under the terms of the Change of Control Agreements, executives may voluntarily terminate their employment during the 13th full calendar month after the change of control and receive certain reduced compensation. This provision increases the likelihood that key executives will be retained during the critical first year transition period. Additional information regarding the Change of Control Agreements, applicable payments thereunder and other plans for the covered executives is provided in the “Potential Payments Upon Termination of Employment and Potential Payments Upon a Change-in-Control” section of this Proxy Statement.

Impact of Regulatory Requirements on Compensation (Tax Considerations)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public company for compensation over $1.0 million paid to the company’s NEOs. However, eligible performance-based compensation awards are not subject to the deduction limits if certain requirements are satisfied. The Committee takes the limitations of Section 162(m) into account in determining the design of incentive awards made to these executives. Neither base salary nor other non-performance based compensation programs exceeded $1.0 million in 2008 for any of these NEOs.

The Management Development and Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis found in this Proxy Statement with the Company’s management. Based on the review and discussion outlined in the preceding sentence, the Committee recommended to the Board of Directors, and the Board of Directors recommended, that the Compensation Discussion and Analysis be included in the Company’s 2008 Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

Kenneth T. Lombard, Chair
Irene M. Esteves
John A. Fitzsimmons
Edward W. Moneypenny
Peter R. Moore

Summary Compensation Table

The following table and footnotes discuss the compensation awarded to, earned by or paid to the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers of the Company who served as such at December 31, 2008 (together, the “NEOs”).

							Change in
							Pension
							Value and
						Non-Equity	Non-Qualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and		Salary	Bonus	Awards(1)	Awards(1)	Compensation(2)	Compensation	Compensation(3)	Total
Principal Position	Year	($)	($)	($)	($)	($)	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Jeffrey B. Swartz	2008	825,000	—	1,863,993	99,926	480,661	—	436,748	3,706,328
President and Chief	2007	825,000	—	2,773,052	150,414	—	—	416,737	4,165,203
Executive Officer	2006	818,750	—	3,808,414	407,989	199,649	—	404,215	5,639,017
John D. Crimmins, III(4)	2008	325,000	100,000	30,349	143,668	123,078	—	8,405	730,500
Vice President,	2007	303,633	75,000	30,903	108,117	—	—	8,405	526,058
Chief Financial Officer
Michael J. Harrison	2008	400,000	—	576,146	74,658	186,438	—	8,557	1,245,799
Co-President,	2007	400,000	—	729,773	84,647	—	—	8,557	1,222,977
Timberland Brand	2006	391,035	—	772,075	197,347	79,167	—	6,141	1,445,765
Eugene R. McCarthy	2008	400,000	—	91,045	201,691	186,438	—	44,835	924,009
Co-President,	2007	318,333	—	92,708	91,277	—	—	23,516	525,834
Timberland Brand
Carden N. Welsh	2008	400,000	—	28,544	116,576	186,438	—	9,620	741,178
Senior Vice President and Chief Administrative Officer

(1)	For the NEOs, Column (e) shows the accounting expense recognized for stock awards under the Company’s 2004, 2007 and 2008 Executive Long-Term Incentive Programs. Column (f) shows the accounting expense recognized for stock options granted under the Company’s 1997 and 2007 Incentive Plans. These expenses are recognized in accordance with the rules of Statement of Financial Accounting Standard No. 123(R), before any forfeiture assumptions. Please refer to Note 13 to our consolidated financial statements, entitled “Share-based Compensation,” included in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for a discussion of the assumptions used in determining the valuations shown in these columns.

(2)	Column (g) shows the non-equity, short-term incentive plan cash bonuses earned by the NEOs under the 2008 STIP.

(3)	Column (i) includes all other compensation not reported in any of the other columns including, but not limited to, the aggregate incremental cost to the Company of providing various perquisites and personal benefits during 2008 in excess of reporting thresholds, including (1) for Mr. Swartz: (a) for personal use of Company-owned aircraft, $285,232 (b) for personal use of Company-owned automobiles including depreciation, registration fees, insurance and maintenance (tolls, repairs, and fuel) and a portion of the salaries and benefits paid to employee drivers of the automobiles: $25,832 for one hundred percent (100%) of the identified automobile costs and $55,029, for eighty percent (80%) of the employee driver’s salary and benefits attributable to transporting Mr. Swartz; and (c) for personal use of administrative assistance services, $61,242, which is approximately seventy-five percent (75%) of the salary and benefits attributable to such administrative assistance, and (2) for Mr. McCarthy: reimbursements totaling $23,854 for certain lodging and meal expenses, and a gross up for taxes related to such reimbursements of $11,097. In determining the value of the personal use of the Company-owned aircraft, we calculate the aggregate incremental cost to the Company based on the cost of fuel, trip related maintenance and repair, crew travel expenses, navigation fees and smaller variable costs. Because the Company-owned aircraft is used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, the purchase costs of the Company-owned aircraft, and the cost of maintenance not related to trips. In determining the value of the personal use of Company-owned automobiles and employee drivers, we calculate the aggregate incremental cost to the Company based on the total costs described above to own and operate the vehicles and the cost to the Company of providing employee drivers, which includes the total salary, bonus, and benefits for each driver with eighty percent (80%) of that cost attributable to Mr. Swartz and twenty percent (20%) of that cost attributable to Company business. We calculate the aggregate incremental cost to provide administrative assistance services on the same basis as the employee drivers but we attribute approximately seventy-five percent (75%) of that cost to providing administrative assistance services not related to Company business. For additional information on perquisites, please refer to the “Compensation Discussion and Analysis” portion of this Proxy Statement under the “Benefits and Perquisites” heading.

(4)	In March of 2007, Mr. Crimmins was selected by Mr. Swartz to receive a retention payment of $100,000 payable on June 30, 2008.

Grants of Plan-Based Awards Table — Fiscal Year 2008

The following table sets forth information for each of the NEOs as to grants of non-equity and equity incentive plan awards, stock and option awards, the exercise price of option awards and the grant date fair value of stock and option awards made to each of such NEOs in 2008.

											All Other	All Other
											Stock	Option
											Awards:	Awards:	Exercise
								Estimated Future Payouts Under			Number of	Number of	or Base	Grant Date
				Approval	Estimated Future Payouts Under			Equity			Shares of	Securities	Price of	Fair Value
	Award			Date of	Non-Equity Incentive Plan Awards			Incentive Plan Awards			Stock or	Underlying	Option	of Stock and
Name	Type		Grant Date	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(#)	Options	Awards	Option Awards
(a)			(b)		($)	($)	($)	($)	($)	($)	(#)	(#)	($/sh)	($)
					(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Jeffrey B. Swartz	2008 STIP	(1)			206,300	825,000	1,237,500
	2008 LTIP	(2)						625,000	2,500,000	3,750,000

John D. Crimmins, III	2008 STIP	(1)			52,800	211,300	316,900
	2008 LTIP	(2)						62,500	250,000	375,000
	2007 LTIP	(3)	3/5/2008	3/4/2008							3,401			49,995
	2007 LTIP	(4)	3/5/2008	3/4/2008								10,103	14.70	49,000

Michael J. Harrison	2008 STIP	(1)			160,000	320,000	640,000
	2008 LTIP	(2)						187,500	750,000	1,125,000
	2007 LTIP	(3)	3/5/2008	3/4/2008							10,204			149,999
	2007 LTIP	(4)	3/5/2008	3/4/2008								30,309	14.70	146,999

Eugene R. McCarthy	2008 STIP	(1)			160,000	320,000	640,000
	2008 LTIP	(2)						187,500	750,000	1,125,000
	2007 LTIP	(3)	3/5/2008	3/4/2008							10,204			149,999
	2007 LTIP	(4)	3/5/2008	3/4/2008								30,309	14.70	146,999

Carden N. Welsh	2008 STIP	(1)			160,000	320,000	640,000
	2008 LTIP	(2)						187,500	750,000	1,125,000

Key:

STIP = Short-Term Incentive Plan

LTIP = Long-Term Incentive Plan

(1)	These awards were approved by the Board of Directors or the Management Development and Compensation Committee (the “MDCC”), as applicable, on 3/5/2008 and 3/4/2008, respectively. These awards will be paid to the NEOs upon the determination by the Board of Directors or the MDCC, as applicable, of the level of achievement of the applicable performance metrics. Please refer to Footnote (2) to the “Summary Compensation Table” included in this Proxy Statement and to the Short-Term Incentive Plan portion of the “Compensation Discussion and Analysis” section of this Proxy Statement for further discussion of cash awards.

(2)	These awards were approved by the Board of Directors or the MDCC, as applicable, on 3/5/2008 and 3/4/2008, respectively. These awards will be paid to the NEOs in stock options and restricted stock awards, as applicable, upon the determination by the Board of Directors or the MDCC, as applicable, of the level of achievement of the applicable performance metrics. Please refer to the Long-Term Incentive Plan portion of the “Compensation Discussion and Analysis” section of this Proxy Statement for further discussion of equity awards.

(3)	Restricted stock awards granted under The Timberland Company 2007 Incentive Plan upon the determination by the MDCC of the level of achievement of the applicable performance metrics under the 2007 LTIP. The grant date fair value was determined by the number of shares awarded multiplied by the closing price of the Company’s Class A Common Stock on the date of grant ($14.70). These awards were approved by the MDCC on 2/27/2007.

(4)	Stock option awards granted under The Timberland Company 2007 Incentive Plan upon the determination by the MDCC of the level of achievement of the applicable performance metrics under the 2007 LTIP. Each stock option’s grant date fair value was determined in accordance with SFAS 123(R). These awards were approved by the MDCC on 2/27/2007.

Option Exercises and Stock Vested Table — Fiscal Year 2008

The following table sets forth information for each of the NEOs as to options exercised in 2008, the dollar value realized upon exercise, the number of shares of stock that have vested, and the dollar value realized upon the vesting of stock.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized on	Acquired on	Realized on
	on	Exercise	Vesting	Vesting(1)
Name	Exercise(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

Jeffrey B. Swartz	—	—	96,069	1,448,042
John D. Crimmins, III	—	—	—	—
Michael J. Harrison	—	—	11,108	169,286
Eugene R. McCarthy	—	—	—	—
Carden N. Welsh	—	—	—	—

(1)	The aggregate dollar amount realized is based on the closing price of the Company’s Class A Common Stock as quoted on the NYSE on the vesting date.

Outstanding Equity Awards at Fiscal Year Ended December 31, 2008

The following table sets forth information for each of the NEOs (i) as to each outstanding option award, the total number that were exercisable and unexercisable held at December 31, 2008 (columns (b) and (c)), each option’s exercise price and its expiration date (columns (e) and (f)) and (ii) as to the total number of shares held at December 31, 2008 that were not then vested and the total market value of those shares based on the closing price of the Company’s Class A Common Stock on December 31, 2008 ($11.55) (columns (g) and (h)).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
										Equity
										Incentive
										Plan
										Awards:
									Equity	Market
									Incentive	or Payout
				Equity					Plan	Value of
				Incentive					Awards:	Unearned
				Plan					Number	Shares,
				Awards:				Market	of Unearned	Units or
	Number of	Number of		Number			Number of	Value of	Shares,	Other
	Securities	Securities		of Securities			Shares or	Shares or	Units or	Rights
	Underlying	Underlying		Underlying			Units of	Units of	Other	That
	Unexercised	Unexercised		Unexercised	Option		Stock That	Stock That	Rights	Have
	Options	Options		Unearned	Exercise	Option	Have Not	Have Not	That Have	Not
	(#)	(#)		Options	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)(8)	($)	(#)	($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)

Jeffrey B. Swartz	120,000	—			28.50	3/1/2011
	50,000	—			17.74	2/28/2012
	90,000	—			19.49	3/6/2013
	150,000	—			31.29	3/3/2014
							197,969	2,286,542
John D. Crimmins, III	7,500	—			19.49	3/6/2013
	14,500	—			31.29	3/3/2014
	13,500	4,500	(1)		35.42	3/3/2015
	6,666	3,334	(2)		35.01	3/2/2016
	2,500	5,000	(3)		25.26	7/19/2017
	8,333	16,667	(4)		18.95	9/11/2017
	—	10,103	(5)		14.70	3/5/2018
							3,401	39,282
Michael J. Harrison	120,000	—			25.50	10/28/2013
	26,000	—			31.29	3/3/2014
	—	30,309	(5)		14.70	3/5/2018	66,979	773,607
Eugene R. McCarthy	16,666	8,334	(6)		34.09	4/18/2016
	7,500	15,000	(7)		18.98	12/12/2017
	—	30,309	(5)		14.70	3/5/2018
							10,204	117,856
Carden N. Welsh	16,666	33,334	(4)		18.95	9/11/2017

(1)	This stock option award was granted on March 3, 2005 and the unexercisable amount shown will vest on March 3, 2009.

(2)	This stock option award was granted on March 2, 2006 and the unexercisable amount shown will vest on March 2, 2009.

(3)	This stock option award was granted on July 19, 2007 and the unexercisable amount shown will vest one half on July 19, 2009, and one half on July 19, 2010.

(4)	This stock option award was granted on September 11, 2007 and the unexercisable amount shown will vest one half on September 11, 2009, and one half on September 11, 2010.

(5)	This stock option award was granted on March 5, 2008 and the unexercisable amount shown will vest one third on March 5, 2009, one third on March 5, 2010, one third March 5, 2011.

(6)	This stock option award was granted on April 18, 2006 and the unexercisable amount shown will vest on April 18, 2009.

(7)	This stock option award was granted on December 12, 2007 and the unexercisable amount shown will vest one half on December 12, 2009, and one half on December 12, 2010.

(8)	Shares in this column that had not vested at December 31, 2008 for each of the NEOs will vest as follows: (i) Mr. Jeffrey Swartz, 173,815 shares will vest on July 5, 2009; and 24,154 shares will vest on July 10, 2010; (ii) Mr. Harrison, 49,848 shares will vest on July 5, 2009; 6,927 shares will vest on July 10, 2010; 5,102 shares will vest on March 5, 2009; and 5,102 shares will vest on March 5, 2010; (iii) Mr. McCarthy, 5,102 shares will vest on March 5, 2009; and 5,102 shares will vest on March 5, 2010; and (iv) Mr. Crimmins, 1,700 shares will vest on March 5, 2009; and 1,701 shares will vest on March 5, 2010.

Nonqualified Deferred Compensation Plan

The information in the following table relates to our Deferred Compensation Plan which permits our U.S.-based executives, members of our Board of Directors, and certain of our salaried employees to defer salary, bonuses, fees, commissions and refunds of 401(k) plan contributions. Participants in this Plan may defer up to that amount of the compensation described which leaves an amount necessary for current payments such as FICA (including Medicare), income taxes and employee benefit plan withholding requirements. Each eligible participant is required to make deferral elections prior to earning the amounts subject to the deferral elections. Each participant designates a percentage of the deferred amounts to be deemed invested in money market, bond and equity funds which measure the notional or hypothetical investment return on deferred amounts. Participants will receive their cash balance, including any investment gains or losses, upon retirement, termination of employment or at certain other times, including at scheduled withdrawal dates, in a lump-sum or in installments, as previously elected by the participant. A participant may extend a scheduled withdrawal date provided the extension occurs at least twelve (12) months prior to a scheduled withdrawal date and defers the payment date by at least five (5) years.

Non-Qualified Deferred Compensation
Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance at
	Contributions in	Contributions in	Earnings	Withdrawals/	December 31,
	2008	2008	in 2008	Distributions	2008
Name	($)	($)	($)	($)	($)
(a)	(b)(1)	(c)	(d)(1)	(e)	(f)(1)

Jeffrey B. Swartz	—	—	—	—	—
John D. Crimmins, III	—	—	—	—	—
Michael J. Harrison	36,000	—	(62,620)	—	99,244
Eugene R. McCarthy	—	—	—	—	—
Carden N. Welsh	100,000	—	(22,695)	—	77,305

(1)	Amounts in column (b) are included in amounts reported in the Summary Compensation Table. Amounts in column (d) are not included in amounts reported in the Summary Compensation Table. Amounts in column (f) include each executive’s aggregate contribution to our Deferred Compensation Plan which have been reported as compensation to the executive in the Summary Compensation Table for prior years, but any earnings on such contributions which are included in column (f) have not been reported as compensation to the executive in prior years Summary Compensation Tables.

The table below shows the investment funds available under our Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2008.

Annual Rate of
Investment Choices	Return

BlackRock Money Market — Class A	2.69%
PIMCO Inflation Protected Bond — Class A	−6.81%
PIMCO Total Return — Admin Class	4.62%
BlackRock Bond Income — Class A	−3.62%
BlackRock High Yield — Class A	−24.27%
MFS Total Return — Class F	−22.47%
American Funds Growth-Income — Class 2 Shares	−37.97%
Legg Mason Partners Variable Fundamental Value — Class I	−36.70%
Legg Mason Partners Variable Investors — Class I	−35.75%
Lord Abbett Growth and Income — Class B	−36.46%
Legg Mason Partners Variable Equity Index — Class I	−37.47%
American Funds Growth — Class 2 Shares	−44.08%
Janus Forty	−41.97%
Lord Abbett Mid Cap Value — Class B	−38.90%
Pioneer Mid-Cap VCT Value — Class II Shares	−33.89%
BlackRock Aggressive Growth — Class D	−45.85%
Third Avenue Small Cap Value — Class B	−29.96%
Dreyfus VIF Developing Leaders — Initial Shares	−37.72%
Russell 2000 Index — Class A	−33.63%
Franklin Small-Mid Cap Growth Securities — Class 2 Shares	−42.61%
American Funds Global Growth — Class 2 Shares	−38.51%
Janus Aspen Series Worldwide Growth — Service Shares	−44.92%
Templeton Foreign Securities — Class 2	−40.50%
Templeton Developing Markets Securities — Class 2	−52.80%
Janus Aspen Series Global Technology — Service Shares	−44.08%

Benefits under our Deferred Compensation Plan will be paid, subject to any limitations imposed by the Section 409A of the Internal Revenue Code, upon termination of employment from the Company.

Potential Payments Upon Termination of Employment and Potential Payments Upon a Change-In-Control

We describe below any contract, agreement, plan or arrangement, written or unwritten, that provides for payment to an NEO at, following, or in connection with any termination of employment (including death or disability) or in connection with a change in control of the Company. Some of our plans, as discussed below, accelerate the vesting of option, restricted stock and unrestricted stock awards and require payment of other amounts upon certain termination of employment events or changes in control. The Amended and Restated Change of Control Severance Agreements described below (the “Change of Control Agreements”) accelerate the vesting of option and other similar awards upon a change in control and require payment of salary, bonus and other amounts upon certain termination of employment events following a change in control. For potential payments upon a change of control to each of the NEOs under our 2007 Incentive Plan and 1997 Incentive Plan, as amended, and a Change of Control Agreement, refer to the table below under the heading “Potential Payments Under Amended and Restated Change of Control Severance Agreement and Plans — Termination of Employment at December 31, 2008.” For potential payments to each of the NEOs related to other termination of employment, death or disability pursuant to our 2007 Incentive Plan and 1997 Incentive Plan, as amended, and the terms of stock option and restricted stock award agreements made under such plans, refer to the discussion below under the heading “Potential Payments Under Awards — Termination of Employment, Death and Disability at December 31, 2008.”

Stock Options

We have granted stock options to certain of our employees under our 2007 Incentive Plan and our 1997 Incentive Plan, as amended. Certain change of control provisions within such plans may apply to all stock option recipients. In addition, as described below under the heading Amended and Restated Change of Control Severance Agreements, stock options held by executives who have a Change of Control Agreement will immediately vest upon a change of control of the Company unless the administrator of our 2007 Incentive Plan and our 1997 Incentive Plan, as amended, provides for the assumption of such stock options by the acquiror or provides for a substitute or replacement award. The terms of all stock option awards provide for the immediate vesting of all such options upon the death of the holder. For potential payments related to stock options to each of the NEOs who were party to a Change of Control Agreement at December 31, 2008, refer to the table below under the heading “Potential Payments Under Amended and Restated Change of Control Severance Agreement and Plans — Termination of Employment at December 31, 2008” and for potential payments related to stock options to each of the NEOs employed at December 31, 2008, refer to the discussion below under the heading “Potential Payments Under Awards — Termination of Employment, Death and Disability at December 31, 2008.”

Restricted Stock

We have granted restricted stock subject to agreements and created incentive plans with restricted stock award opportunities for Jeffrey B. Swartz, Michael J. Harrison, John D. Crimmins, III and Eugene R. McCarthy under our 1997 Incentive Plan, as amended, and our 2007 Incentive Plan. The terms of such restricted stock agreements and incentive plans provide for the full or partial vesting of restricted shares if the executive’s employment is terminated in certain circumstances defined in the agreements or plans which constitute termination without cause, voluntary termination for good reason, disability, death or a change in control. For potential payments to such executives at December 31, 2008 related to restricted stock, refer to the table below under the heading “Potential Payments Under Amended and Restated Change of Control Severance Agreement and Plans — Termination of Employment at December 31, 2008” and the discussion below under the heading “Potential Payments Under Awards — Termination of Employment, Death and Disability at December 31, 2008.”

Cash Severance

All of our employees, including our named executive officers, are employed on an “at will” basis and, therefore, do not have employment contracts with us which might have specified a cash severance amount. While the Company has a severance policy, amounts that may be paid as cash severance to an executive upon certain termination of employment events are not calculable because various factors will impact the amount of cash severance that the Company is willing to pay, if any, and the amount that the executive is willing to accept.

Pension Benefits

We do not provide pension arrangements or post-retirement health coverage for our NEOs. Our NEOs are eligible to participate in our 401(k) contributory defined contribution plan. In any plan year, we will contribute to each participant a matching contribution equal to 50% of the first 6% of the participant’s compensation that has been contributed to the plan. All of our NEOs participated in our 401(k) plan during the 2008 fiscal year and received matching contributions.

Nonqualified Deferred Compensation

We do not provide any nonqualified defined contribution plans. We do offer a deferred compensation plan to our NEOs and certain of our U.S.-based salaried employees under our Deferred Compensation Plan. Under such plan, participants may defer salary, bonuses, fees, commissions and refunds of 401(k) plan contributions. Participants will receive their cash balance, including any investment gains or losses, upon retirement, termination of employment or at certain other times in a lump-sum or in installments, as previously elected by the participant.

Other Post-Employment Payments

All of our employees, including our named executive officers, are employed on an “at will” basis and, therefore, do not have employment contracts with us. Generally, we do not provide post-employment health coverage or other benefits, except in connection with the Change of Control Agreements we have entered into with our NEOs and certain other key employees, details of which are included below under the heading “Amended and Restated Change of Control Severance Agreements.” Accrued vacation days are paid in cash to all employees upon termination of employment.

Amended and Restated Change of Control Severance Agreements

We have entered into Change of Control Agreements with all five NEOs, namely, Jeffrey B. Swartz, John D. Crimmins, III, Eugene R. McCarthy, Michael J. Harrison and Carden N. Welsh. The Change of Control Agreements for each of the covered executives are identical. The form of the Change of Control Agreement was amended and restated in 2008 and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 18, 2008. The Change of Control Agreement was amended and restated primarily to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and final regulations promulgated thereunder. The changes to the Change of Control Agreement are described in Item 5.02 of the Current Report on Form 8-K referenced above.

The Change of Control Agreement for each covered executive generally provides that, if within 24 months following a change in control the executive’s employment is terminated for reasons other than for “Cause” (as defined in the Change of Control Agreement) or by the executive for “Good Reason” (as defined in the Change of Control Agreement), we will make a lump sum cash payment to the executive equal to two times the sum of the executive’s annual base salary in effect at the date of termination and the average of the annual bonuses earned by the executive under our Short-Term Incentive Program over the preceding three full fiscal years, and for a period of 24 months following the date of termination the executive will also receive medical, dental, disability, life insurance and automobile benefits in effect at the time of termination. If the executive voluntarily terminates employment during the thirteenth full month following a change in control, then the executive will receive a lump sum cash payment from us equal to fifty percent of the salary and bonus amounts described above and 12 months of the other benefits described above. In the event that any payment or benefit made to an executive under the Change of Control Agreement will be subject to excise tax pursuant to Section 4999 of the Internal Revenue Code, the Company will make an additional lump sum cash payment to the executive to make the executive whole for all taxes and any associated interest and penalties imposed under or as a result of Section 4999. In addition, in the event of a change of control pursuant to the Change of Control Agreement, any stock option, restricted stock or similar equity award awarded to and held by the executive under the Company’s equity compensation plans and arrangements will become immediately exercisable to the extent not otherwise provided for under those plans and arrangements. In each case, the equity award will become immediately exercisable whether or not the executive’s employment is also terminated in connection with the change of control. If the executive voluntarily terminates employment during the thirteenth month following a change of control and receives the payment and benefits described, the executive agrees not to compete with the Company for a period of six months. The Change of Control Agreement calls for us to require that such agreement will be assumed by any of our successors.

Had a change in control transaction occurred on December 31, 2008, and had an NEO’s employment been terminated on December 31, 2008 without “Cause” or for “Good Reason”, as those terms are defined in the Change of Control Agreement, such NEO would have been eligible to receive the payments set forth in the columns under the heading “Within 24 Months of a Change in Control” in the table below. Assuming a change in control transaction occurred thirteen months earlier, and the NEOs voluntarily terminated their employment at December 31, 2008 for other than “Good Reason”, as that term is defined in the Change of

Control Agreement, the NEOs would have been eligible to receive the payments set forth in the columns under the heading “During the 13th Month Following a Change in Control” in the table below.

Potential Payments Under Amended and Restated Change of Control Severance Agreement and Plans — Termination of Employment at December 31, 2008

	Within 24 Months of a Change in Control					During the 13th Month Following a Change in Control
		Excise		Option			Excise		Option
	Salary &	Tax and		and		Salary &	Tax and		and
	Bonus	Gross Up	Benefits	Stock	Total	Bonus	Gross Up	Benefits	Stock	Total
Name	($)	($)	($)(1)	Awards(2)	($)	($)	($)	($)(1)	Awards(3)	($)

Jeffrey B. Swartz	2,421,950	0	85,470	194,045	2,701,465	1,210,975	0	42,735	946,675	2,200,385
John D. Crimmins, III	791,607	0	31,491	3,571	826,669	395,803	0	15,746	0	411,549
Eugene R. McCarthy	800,000	0	30,581	10,709	841,290	400,000	0	15,290	0	415,290
Michael J. Harrison	1,085,409	0	43,252	66,358	1,195,019	542,705	0	21,626	258,471	822,802
Carden N. Welsh	800,000	0	20,342	0	820,342	400,000	0	10,171	0	410,171

(1)	This column lists medical, dental, disability, life insurance and automobile benefits. The value of these benefits is based upon the type of insurance coverage we carried for each officer as of December 31, 2008 and is valued based on the premiums in effect on that date for 24 months and 12 months of continued coverage, respectively. The annual automobile allowance in effect on December 31, 2008 for Mr. Swartz was $25,832 and for Mr. Harrison was $6,000. Messrs. Crimmins, McCarthy and Welsh had no annual automobile allowance in effect on December 31, 2008.

(2)	This column lists the value of options and restricted stock awards that may be provided to our NEOs upon termination of employment following a change of control transaction, calculated pursuant to Section 280G of the Internal Revenue Code. The calculations assume a change of control occurred December 31, 2008, that the NEOs terminated employment on that date, and the options and stock immediately vested and were cashed out. The Change of Control Agreement provides that options or restricted stock awarded to covered executives under the Company’s stock compensation plans and arrangements become immediately exercisable (i.e., vest) upon termination of employment following a change of control transaction. The acceleration of these vesting rights contingent upon a change of control constitutes a payment. Accordingly, the value of the accelerated vesting of the options and restricted stock listed in this column is calculated in accordance with Section 280G of the Internal Revenue Code, using the closing price of the Company’s Class A Common Stock on December 31, 2008 ($11.55).

(3)	This column lists the value of options and restricted stock awards that may be provided to our NEOs who terminate employment during the 13th month following a change of control transaction, calculated pursuant to Section 280G of the Internal Revenue Code. The calculations assume that the NEOs became vested in their outstanding unvested options and restricted stock awards due to a change of control transaction occurring on November 1, 2007. The acceleration of vesting rights contingent upon a change of control constitutes a payment. Accordingly, the value of the accelerated vesting of the options and restricted stock listed in this column is calculated in accordance with Section 280G of the Internal Revenue Code, using the closing price of the Company’s Class A Common Stock on November 1, 2007 ($17.43).

Potential Payments Under Awards — Termination of Employment, Death and Disability at December 31, 2008

2007 Incentive Plan and 1997 Incentive Plan, as amended — Stock Option Agreements

All outstanding stock options vest upon death and become exercisable by the estate of the option holder. Assuming immediate exercise and sale of the vested and previously unvested and in the money stock options upon death on December 31, 2008, no estate of an NEO would have recognized value. The closing price of the Company’s Class A Common Stock on December 31, 2008 was $11.55.

2007 Incentive Plan and 1997 Incentive Plan, as amended — Restricted Stock Award Agreements

All outstanding restricted stock award agreements contain terms providing for the full or partial vesting of the restricted stock upon termination of employment without Cause or for Good Reason (as those terms are defined in those agreements), and upon death or disability. Assuming termination of employment without Cause or for Good Reason on December 31, 2008, the value that would have been recognized by each of the then-employed NEOs would have been: Jeffrey B. Swartz, 151,424 shares with a value of $1,748,947; John D. Crimmins, III, 1,913 shares with a value of $22,095; Eugene R. McCarthy, 5,740 shares with a value of $66,297; and Michael J. Harrison, 49,166 shares with a value of $567,867. Assuming termination of employment upon death or disability on December 31, 2008, the value that would have been recognized by each of the then-employed NEOs would have been: Jeffrey B. Swartz, 197,969 shares with a value of $2,286,542; John D. Crimmins, III, 3,401 shares with a value of $39,282; Eugene R. McCarthy, 10,204 shares with a value of $117,856; and Michael J. Harrison, 66,979 shares with a value of $773,607. The closing price of the Company’s Class A Common Stock on December 31, 2008 was $11.55.

Equity Compensation Plan Information

Number of Securities
Remaining
	Number of Securities		Available for Future
	to be Issued	Weighted-Average	Issuance Under
	Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	4,163,628	$26.03	3,121,365	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	4,163,628	$26.03	3,121,365

(1)	Excludes an award approved in 2008 by our Board of Directors of stock options and restricted stock (the “2008 LTIP”) to be issued under the Company’s 2007 Incentive Plan based on achieving net income targets for the twelve month period from January 1, 2008 through December 31, 2008. In accordance with the 2008 LTIP, the award amount of $1.5 million will be settled 60% in stock options, which will vest equally in three equal installments, and 40% in restricted stock, which will vest two equal installments. The options and shares will be issued not later than March 31, 2009. For purposes of the settlement, the number of shares subject to the options will be based on the value of the option as of the date of issuance of the option using the Black-Scholes option pricing model, and the number of restricted shares issued will be based on the fair market value of the Company’s Class A Common Stock on the date of issuance. All of these shares are subject to restrictions on sale and transferability, a risk of forfeiture and certain other terms and conditions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents the number of shares of Class A Common Stock and Class B Common Stock beneficially owned by (i) persons known to the Company to be beneficial owners of 5% or more of the outstanding shares of either Class A Common Stock or Class B Common Stock, (ii) each director, nominee for director and named executive officer, and (iii) all directors and executive officers as a group, as of the close of business on February 1, 2009:

	Shares Owned Beneficially
	Class A				Class B
Name and Address of Beneficial Owner(1)	Number(2)		Percent(3)		Number		Percent

Sidney W. Swartz(10)	425,629			*	8,060,684	(11)	69.9
Judith H. Swartz and Robert N. Shapiro, as Trustees of The Sidney W. Swartz 1982 Family Trust(10)	278,204			*	3,220,612		27.9
Royce & Associates, LLC(7)	5,021,722		10.92
Wells Fargo & Company(8)	4,891,700		10.64
FMR LLC(5)	4,500,000		9.785
Barclay Global Investors NA(6)	2,962,395		6.44
Capital Research Global Investors(4)	2,822,000		6.1
Jeffrey B. Swartz(10)	1,356,077	(9)	2.95		247,864	(9)	2.2
Michael J. Harrison	260,375			*
Virginia H. Kent	100,430			*
Bill Shore	80,304			*
Ian W. Diery	70,357			*
John A. Fitzsimmons	70,357			*
John D. Crimmins, III	75,921			*
Irene M. Esteves	55,349			*
Eugene R. McCarthy	53,833			*
Kenneth T. Lombard	40,431			*
Edward W. Moneypenny	40,431			*
Peter R. Moore	40,431			*
Terdema L. Ussery, II	40,431			*
Carden N. Welsh	38,478			*
All directors and executive officers as a group (18 persons)	3,313,437		7.20		11,529,160		100

*	Does not exceed 1% of the class

(1)	Address, unless otherwise noted: c/o The Timberland Company, 200 Domain Drive, Stratham, NH 03885.

(2)	Amounts include shares issuable upon the exercise of stock options which are either currently exercisable or will become exercisable on or before April 1, 2009, as follows: Mr. Crimmins, 64,200; Mr. Diery, 70,357; Ms. Esteves, 55,349; Mr. Fitzsimmons, 70,357; Mr. Harrison, 156,103; Ms. Kent, 100,430; Mr. Lombard, 40,431; Mr. McCarthy, 34,269; Mr. Moneypenny, 40,431; Mr. Moore, 40,431; Mr. Shore, 80,304; Mr. Jeffrey Swartz, 410,000; Mr. Ussery, 40,431; Mr. Welsh, 16,666; and all executive officers and directors as a group, 1,493,973. Amounts also include the (i) unvested shares awarded pursuant to restricted stock awards to Mr. Jeffrey Swartz, 229,168, Mr. Harrison, 76,339, Mr. Crimmins, 6,521, Mr. McCarthy, 19,564 and Mr. Welsh, 9,360; and (ii) 2,960 shares issued pursuant to prior years’ restricted stock unit agreements between certain executive officers, other than the named executive officers, and the Company.

(3)	Percentages are calculated on the basis of the amount of outstanding shares of common stock of such class plus, for each person or group, any shares such person or group has the right to acquire on or prior to April 1, 2009.

(4)	Capital Research Global Investors, a division of Capital Research and Management Company, by reason of its investment advisor status is deemed to be a beneficial owner of 2,822,000 shares of Class A Common Stock. Address: 333 South Hope Street, Los Angeles, California 90071-1406. Beneficial Ownership as of December 31, 2008 based on a Schedule 13G filed February 17, 2009.

(5)	FMR LLC is the parent holding company of Fidelity Management & Research Company, a registered investment adviser to Fidelity Low Priced Stock Fund, which held 4,500,000 shares of Class A Common Stock. Address: 82 Devonshire Street, Boston, Massachusetts 02109. Beneficial ownership as of December 31, 2008 based on a Schedule 13G/A filed on February 17, 2009.

(6)	Barclays Global Investors NA held 1,221,539 shares of Class A Common Stock; Barclays Global Fund Advisors held 1,702,683 shares of Class A Common Stock; Barclays Global Investors, Ltd held 31,782 shares of Class A Common Stock; Barclays Global Investors Japan Limited held 3,493 shares of Class A Common Stock; and Barclays Global Investors Australia Limited held 2,898 shares of Class A Common Stock. Address: 400 Howard Street, San Francisco, CA 94105. Beneficial ownership as of December 31, 2008 based on a Schedule 13G filed on February 5, 2009.

(7)	Royce & Associates, LLC is a registered investment adviser to Royce Premier Fund, which held 2,893,900 shares of Class A Common Stock. Address: 1414 Avenue of the Americas, New York, New York 10019. Royce & Associates, LLC held beneficial ownership as of December 31, 2008 of 5,021,722 based on a Schedule 13G/A filed on January 30, 2009.

(8)	Wells Fargo & Company is the parent holding company of Evergreen Investment Management Company, which held 4,827,270 shares of Class A Common Stock. Address: 420 Montgomery Street, San Francisco, CA 94163. Wells Fargo & Company held beneficial ownership as of December 31, 2008 of 4,891,700 shares based on a Schedule 13G/A that was filed on January 16, 2009.

(9)	Amount includes 31,200 shares of Class A Common Stock and 183,484 shares of Class B Common Stock held by Mr. Jeffrey Swartz as custodian for minor children, and 87,204 shares of Class A Common Stock held by Mr. Swartz’s spouse.

(10)	Sidney Swartz, his son Jeffrey and his grandchildren beneficially own all of the Class B Common Stock. As of February 1, 2009, Sidney Swartz, The Sidney W. Swartz 1982 Family Trust, a trust for the benefit of his family (the “Family Trust”), and The Swartz Foundation, held, in the aggregate, approximately 72.5% of the combined voting power of the Company’s capital stock, and the Family Trust held less than 1% of the Class A Common Stock. By virtue of this stock ownership, Sidney Swartz may be deemed to be a “control person” of the Company within the meaning of the rules and regulations under the Securities Act of 1933, as amended, and the Family Trust influences the election of Mr. Diery, Ms. Esteves, and Mr. Fitzsimmons. Jeffrey Swartz, the Company’s President and Chief Executive Officer, is one of the beneficiaries of the Family Trust.

(11)	Amount includes 1,505,500 shares of Class B Common Stock held by The Swartz Foundation, a private foundation, of which Sidney Swartz is one of two trustees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval or Ratification of Related Person Transactions

The Company’s legal department is primarily responsible for identifying and reviewing relationships and transactions in which the Company and our directors, executive officers, certain of our stockholders or their immediate family members are participants to determine whether any of these “related persons” had or will have a direct or indirect material interest. In order to identify potential related person transactions, the Company’s legal department annually prepares and distributes to all directors and executive officers a written questionnaire which includes questions intended to elicit information about any related person transactions. In addition, our internal audit department conducts an annual review of the Company’s charitable contributions and submits a written request annually to all executive officers’ assistants regarding executive compensation, perquisites and related person transactions, responses to which are shared with the legal department. Information regarding transactions with related persons or any violation of policy, including transactions involving a potential conflict of interest in violation of our Code of Ethics, may be anonymously reported by employees through the Company’s Integrity Line and may be subsequently obtained by our general counsel. A copy of our Code of Ethics is posted on the corporate governance section of our website at www.timberland.com/investorrelations/index.jsp.

If a related person transaction is identified by the legal department as one which must be reported in the Company’s Proxy Statement pursuant to applicable Securities and Exchange Commission regulations, our Governance and Nominating Committee is ultimately responsible for reviewing and approving or ratifying any such related person transactions. In evaluating related person transactions, our Governance and Nominating Committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the Board of Directors and as individual directors. The Governance and Nominating Committee may approve a related person transaction when, in its good faith judgment, the transaction is in the best interests of the Company. Based on information provided by the directors, executive officers, and the legal and internal audit departments, there were no related person transactions since the beginning of the Company’s 2008 fiscal year to be reported in this Proxy Statement under applicable Securities and Exchange Commission regulations.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Management Development and Compensation Committee of the Board of Directors are Kenneth T. Lombard, Chair, Irene M. Esteves, John A. Fitzsimmons, Edward W. Moneypenny and Peter R. Moore. No member of the Management Development and Compensation Committee was at any time during the fiscal year ended December 31, 2008, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Management Development and Compensation Committee had any relationship with the Company during the fiscal year ended December 31, 2008 requiring disclosure under Item 404 of Regulation S-K.

None of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Management Development and Compensation Committee of the Company.

FINANCIAL AND OTHER INFORMATION

The Company mailed its 2008 Annual Report and Form 10-K to its stockholders on or about April 17, 2009. The combined 2008 Annual Report and Form 10-K includes audited financial statements, and other business information and is incorporated herein by reference.

To obtain a free copy of the Company’s combined Annual Report and Form 10-K for the fiscal year ended December 31, 2008, which Form 10-K was filed by the Company with the Securities and Exchange Commission, contact the Investor Relations Department, The Timberland Company, 200 Domain Drive, Stratham, New Hampshire 03885 (Telephone: (603) 773-1212).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The securities laws of the United States require the Company’s directors, its executive officers and any persons holding more than 10% of the Class A Common Stock to report their ownership of Class A Common Stock and any changes in that ownership to the Securities and Exchange Commission. All such persons satisfied these filing requirements during and with respect to fiscal year 2008, except that one report covering an aggregate of two transactions was filed late by the Company on behalf of each of John D. Crimmins, III, Michael J. Harrison, Eugene R. McCarthy, John P. Pazzani and Danette Wineberg. In making this disclosure, the Company has relied solely on written representations furnished to the Company by its directors, its executive officers and persons who previously held more than 10% of the Class A Common Stock, and copies of the reports that these persons have filed with the Securities and Exchange Commission.

OTHER BUSINESS

The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any additional matters should properly come before the Annual Meeting, the persons appointed as proxies in the enclosed proxy intend to vote such proxy in accordance with their judgment on any such matters.

STOCKHOLDER PROPOSALS

Proposals which stockholders intend to present at the 2010 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than March 3, 2010 to be presented at that Annual Meeting. Any proposal received after such date will be untimely and will not be considered at the 2010 Annual Meeting of Stockholders. To be eligible for inclusion in next year’s Proxy Statement, the Secretary of the Company must receive stockholder proposals no later than December 18, 2009. In addition to these mailing requirements, stockholder proposals also must be in compliance with applicable Securities and Exchange Commission regulations.

002CS18280

THE TIMBERLAND COMPANY
1991 EMPLOYEE STOCK PURCHASE PLAN
(As Amended Through                     )
1.	PURPOSE OF PLAN
     This 1991 Employee Stock Purchase Plan (the “Plan”) is intended to provide a method by which eligible employees of The Timberland Company (“Timberland”) and its participating subsidiaries (Timberland and such subsidiaries being hereinafter referred to as the “Company”) may use voluntary, systematic payroll deductions to purchase shares of Timberland Class A Common Stock (“Stock”) and thereby acquire an interest in the future of the Company. For purposes of the Plan, a participating subsidiary is any corporation in which Timberland owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock and which has been designated by the Management Development and Compensation Committee (“MDCC”) of the Board of Directors of the Company (“Board”) or by the Board as a participating subsidiary. Such designation may be made before or after the Plan has been approved by shareholders and may include a subsidiary acquired before or after such approval of the Plan.
2.	OPTIONS TO PURCHASE STOCK
     The maximum aggregate number of shares of Stock (subject to adjustment as provided in Section 14) available for sale pursuant to the exercise of options (“options”) granted under the Plan to employees (within the meaning of Section 3401(c) of the Internal Revenue Code of 1986 (the “Code”)) of the Company (“employees”) who meet the eligibility requirements set forth in Section 3 hereof (“eligible employees”) shall be equal to the sum of the following:
     (a) three hundred thousand (300,000) shares of Stock authorized under the Plan as amended through May 20, 1999; plus
     (b) two hundred thousand (200,000) shares of Stock.
     The Stock to be delivered upon exercise of options under the Plan may be either shares of Timberland authorized but unissued Stock or shares of reacquired Stock, as the MDCC or Board shall determine.
3.	ELIGIBLE EMPLOYEES
     Except as otherwise provided below, each employee shall be eligible to participate in the Plan.
     (a) Any employee who immediately after the grant of an option would (in accordance with the provisions of Sections 423 and 424(d) of the Code) own Stock possessing 5% or more of the total combined voting power or value of all classes of Stock of the employer corporation or of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall not be eligible to receive an option to purchase stock pursuant to the Plan.
     (b) No employee shall be granted an option under the Plan which would permit his rights to purchase shares of stock under all employee stock purchase plans of the Company and any parent and subsidiary corporations to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the option is granted) for each calendar year during which any such option granted to such employee is outstanding at any time, as provided in Sections 423 and 424 of the Code.
     (c) No employee shall be eligible to participate in the Plan unless such employee’s customary employment with the Company is in excess of five months in each calendar year.
4.	METHOD OF PARTICIPATION
     The period of July 15, 1991 to December 31, 1991 and thereafter the periods of January 1 to June 30 and July 1 to December 31 of each year shall be option periods. Each person who will be an eligible employee on the first day of any option period may elect to participate in the Plan by executing and delivering to Timberland, at least 15 days prior to such day, a payroll deduction authorization in accordance with Section 5. Such employee shall thereby become a participant (“participant”) on the first day of such option period and shall remain a participant until his participation is terminated as provided in the Plan. Notwithstanding the foregoing, the participation in the Plan of individuals who make hardship withdrawals under The Timberland Retirement Earnings 401(k) Plan (“TREK”) shall be temporarily suspended under the Plan to the extent, if any, required to comply with TREK and Section 401(k) of the Code (including the regulations thereunder) and as consistent with Section 423 of the Code, all as determined by the Compensation and Benefits Committee described in Section 15.
5.	PAYROLL DEDUCTION
     The payroll deduction authorization shall request withholding at a rate of not less than 2% nor more than 10% from the participant’s Compensation by means of substantially equal payroll deductions over the option period. For purposes of the Plan, “Compensation” shall mean all regular base compensation paid to the participant by the Company and currently includible in gross income, including any withholding or deductions, but excluding bonuses, commissions, overtime, shift premium, incentive compensation and other similar amounts. A participant may, prospectively, increase or decrease (including to zero percent) his or her withholding rate once (or such other number of times as determined by the Compensation and Benefits Committee and communicated to participants) during an option period. Any increase or decrease in withholding rate shall be made by delivering written notice to Timberland in such form as the Compensation and Benefits Committee provides prior to the fifteen (15) day period (or such period of time as determined by the Compensation and Benefits Committee and communicated to participants) immediately preceding the end of the option period. All amounts withheld in accordance with a participant’s payroll deduction authorization shall be credited to a withholding account for such participant.

2

6.	GRANT OF OPTIONS
     Each person who is a participant on the first day of an option period shall as of such day be granted an option for such period. Such option shall be for the number of whole shares of Stock to be determined by dividing (a) the balance in the participant’s withholding account on the last day of the option period, by (b) the purchase price per share of the Stock determined under Section 7. The Compensation and Benefits Committee shall reduce, on a substantially proportionate basis, the number of shares of Stock subject to exercise of an option for any option period in the event that the number of shares then available under the Plan is otherwise insufficient.
7.	PURCHASE PRICE
     The purchase price of Stock issued pursuant to the exercise of an option shall be 85% of the fair market value of the Stock at (a) the time of grant of the option or (b) the time at which the option is deemed exercised, whichever is less. Fair market value shall mean the Closing Price of the Stock. The “Closing Price” of stock on any business day shall be the last sale price as reported on the principal market on which the Stock is traded or, if no last sale is reported, then the mean between the highest bid and lowest asked prices on that day. A good faith determination by the MDCC or Board as to fair market value shall be final and binding.
8.	EXERCISE OF OPTIONS
     If an employee is a participant in the Plan on the last business day of an option period, he shall be deemed to have exercised the option granted to him for that period. Upon such exercise, the Company shall apply the balance of the participant’s withholding account to the purchase of the number of whole shares of Stock determined under Section 6 and as soon as practicable thereafter, Timberland shall transfer said shares to the participant by issue and delivery of certificates or by such other means as may be permitted by law. No fractional shares shall be issued hereunder. Any balance of a participant’s withholding account shall be returned to the participant.
     Timberland shall not be obligated to deliver any shares of Stock (a) until, in the opinion of the Company’s counsel, all applicable federal and state laws and regulations have been complied with, and (b) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company’s counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, Timberland may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.
9.	INTEREST
     No interest will be payable on withholding accounts.

3

10.	CANCELLATION AND WITHDRAWAL
     A participant who holds an option under the Plan may at any time prior to exercise thereof under Section 8 cancel all (but not less than all) of his options by written notice delivered to Timberland. Upon such cancellation, the balance in his withholding account shall be returned to him. A participant who has cancelled all of his options shall not again participate in the Plan with respect to the related option period, however, the participant may participate in subsequent option periods in accordance with the terms of the Plan.
11.	TERMINATION OF EMPLOYMENT
     Except as provided in the immediately following sentence, upon the termination of a participant’s service with the Company for any reason, including without limitation death, retirement, resignation, layoff or discharge, he shall cease to be a participant, and any option held by him under the Plan shall be deemed canceled, the balance of his withholding account shall be returned to him, and he shall have no further rights under the Plan. Notwithstanding the immediately preceding sentence, in the event that a participant commences a leave of absence during an option period and such leave of absence has been approved by the Compensation and Benefits Committee, such participant shall be eligible to participate in the Plan with respect to such option period to the extent of payroll deductions withheld during such option period.
12.	PARTICIPANT’S RIGHTS NOT TRANSFERABLE
     All participants granted options under the Plan shall have the same rights and privileges, and each participant’s rights and privileges under any option granted under the Plan shall be exercisable during his lifetime only by him, and shall not be sold, pledged, assigned, or transferred in any manner. In the event any participant violates the terms of this Section, any options held by him may be terminated by the Company and upon return to the participant of the balance of his withholding account, all his rights under the Plan shall terminate.
13.	EMPLOYMENT RIGHTS
     Nothing contained in the provisions of the Plan shall be construed to give to any employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any employee at any time; nor shall it be construed to give the Company the right to require any employee to remain in its employ or to interfere with any employee’s right to terminate his employment at any time.
14.	CHANGE IN CAPITALIZATION
     In the event of any change in the outstanding Stock of Timberland by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and class of shares available under the Plan and the number and class of shares under option but not exercised, the option price, and the share limit provided for in Section 6 shall be appropriately adjusted.

4

15.	ADMINISTRATION OF PLAN
     The Plan is administered by the Compensation and Benefits Committee (“CBC”), the members of which are appointed by the MDCC or Board and serve at its pleasure. The CBC is responsible for the day-to-day administration of the Plan, including determinations of eligibility under the Plan, determinations as to the first and last days of a participation period when such days do not fall on a business day where trading in the Stock occurred, decisions with respect to requests for leaves of absence by a participating employee as such requests relate to the employee’s participation in the Plan and other questions that may arise under the Plan. Only the MDCC or Board, however, has the power to amend or to terminate the Plan.
     A majority of the members of the CBC shall constitute a quorum, and all determinations of the CBC shall be made by a majority of its members. Any determination of the CBC under the Plan may be made without notice or meeting of the CBC by a writing signed by a majority of the CBC members. The CBC may delegate to any person or persons, severally or jointly, the authority to perform any ministerial act in connection with the administration of the Plan.
16.	AMENDMENT AND TERMINATION OF PLAN
     Timberland reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable by vote of the MDCC or Board; provided, however, that any amendment relating to the aggregate number of shares which may be issued under the Plan (other than an adjustment provided for in Section 14) or to the employees (or class of employees) to receive options under the Plan shall have no force or effect unless it shall have been approved by the shareholders within twelve months before or after its adoption. Shareholder approval, however, is not required with respect to a change in the designation of corporations whose employees may be offered options under the Plan as provided in Section 1.
     The Plan may be terminated at any time by the MDCC or Board, but no such termination shall adversely affect the rights and privileges of holders of the outstanding options. The Plan will terminate in any case when all of the Stock reserved for the purposes of the Plan has been purchased.
17.	APPROVAL OF SHAREHOLDERS
     The Plan shall be subject to the approval of the shareholders of Timberland, which approval shall be secured within twelve months after the date the Plan is adopted by the Board of Directors.
18.	MISCELLANEOUS
     The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that state’s conflicts of law rules.

5

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, and FOR Proposal 3.

1. Election of Directors*:	For	Withhold		For	Withhold

01 - Sidney W. Swartz	☐	☐	07 - Kenneth T. Lombard	☐	☐

02 - Jeffrey B. Swartz	☐	☐	08 - Edward W. Moneypenny	☐	☐

03 - Ian W. Diery	☐	☐	09 - Peter R. Moore	☐	☐

04 - Irene M. Esteves	☐	☐	10 - Bill Shore	☐	☐

05 - John A. Fitzsimmons	☐	☐	11 - Terdema L. Ussery, II	☐	☐

06 - Virginia H. Kent	☐	☐	12 - Carden N. Welsh	☐	☐
+

	*	To fix the number of directors at twelve for the coming year, subject to further action by the Board of Directors as provided in the Company’s By Laws, and to elect the nominees listed.

			For	Against	Abstain
2.		To ratify the appointment of Deloitte & Touch LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

3.		To increase the number of shares reserved for issuance under the Company’s 1991 Employee Stock Purchase Plan, as amended (the “ESPP”), from 300,000 to 500,000 and remove the requirements that employees complete six months of continuous service and customarily work more than twenty hours per week in order to participate in the ESPP.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below
Please sign here personally, exactly as your name is printed on your stock certificate. If the stock certificate is registered in more than one name, each joint owner or each fiduciary should sign personally. Only authorized officers should sign for a corporation.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

■	1 U PX	0 2 1 2 3 5 2	+
<STOCK #> 011NQB

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — THE TIMBERLAND COMPANY

ANNUAL MEETING OF STOCKHOLDERS—MAY 21, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Sidney W. Swartz and Jeffrey B. Swartz, and each of them, as attorneys and proxies, with the power of substitution, to represent and vote at the Annual Meeting of Stockholders of The Timberland Company (the “Company”) and at any adjournments thereof, all shares of the Company’s Class A Common Stock which the undersigned could vote if present, in such manner as they, or either of them, may determine on any matters which may properly come before the meeting or any adjournments thereof and to vote on the matters set forth on the reverse side of this proxy as directed by the undersigned. The Annual Meeting will be held on Thursday, May 21, 2009, at 9:00 a.m., at The Timberland Company, 200 Domain Drive, Stratham, New Hampshire 03885.
A stockholder is entitled to one vote for each share of Class A Common Stock and ten votes for each share of Class B Common Stock held of record at the close of business on March 26, 2009. The holders of Class A Common Stock will vote separately as a class to elect three nominees for director, Ian W. Diery, Irene M. Esteves and John A. Fitzsimmons, and the holders of Class A Common Stock and the holders of Class B Common Stock will vote together as a single class to elect nine nominees for director, Sidney W. Swartz, Jeffrey B. Swartz, Virginia H. Kent, Kenneth T. Lombard, Edward W. Moneypenny, Peter R. Moore, Bill Shore, Terdema L. Ussery, II and Carden N. Welsh; to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm; and to increase the number of shares reserved for issuance under the Company’s 1991 Employee Stock Purchase Plan, as amended (the “ESPP”), from 300,000 to 500,000 and remove the requirements that employees complete six months of continuous service and customarily work more than twenty hours per week in order to participate in the ESPP.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO FIX THE NUMBER OF DIRECTORS AT TWELVE, TO ELECT ALL TWELVE NOMINEES, TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE ESPP FROM 300,000 TO 500,000 AND REMOVE THE REQUIREMENTS THAT EMPLOYEES COMPLETE SIX MONTHS OF CONTINUOUS SERVICE AND CUSTOMARILY WORK MORE THAN TWENTY HOURS PER WEEK IN ORDER TO PARTICIPATE IN THE ESPP. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.